                                 Exhibit 99.2

              __________________________________________________

              __________________________________________________

                              FTI Consulting, Inc.

                                  $30,000,000

                         INVESTMENT AND LOAN AGREEMENT

                                February, 4 2000


                             Financing provided by


                           ALLIED CAPITAL CORPORATION


                    NEWCOURT COMMERCIAL FINANCE CORPORATION

                           RELIASTAR FINANCIAL CORP.

                                      and

                              SUNTRUST BANKS, INC.

                               TABLE OF CONTENTS

ARTICLE 1 - LOAN.............................................................    3
  Section 1.1   Funding......................................................    3
  Section 1.2   Accession by Policano & Manzo, LLC...........................    3
  Section 1.3   Senior Debt..................................................    3
  Section 1.4   No Preference Among Holders..................................    3

ARTICLE 2 - EQUITY...........................................................    3
  Section 2.1   Series A Stock Purchase Warrants.............................    3
  Section 2.2   Conditional Warrants.........................................    4
  Section 2.3   Valuation of Warrants........................................    4
  Section 2.4   Ceiling on Adjustments to Numbers of Warrant Shares..........    4

ARTICLE 3 - INVESTOR EXIT....................................................    4
  Section 3.1   Demand Registration Rights...................................    4
  Section 3.2   Piggy-Back Registration......................................    6
  Section 3.3   Certain Obligations of Holders in a Registered Offering......    7
  Section 3.4   Indemnification and Contribution.............................    7
  Section 3.5   Underwritten Offerings.......................................   19
  Section 3.6   Holders' Rights to Most Favorable Registration Rights........   10
  Section 3.7   "Put" Rights.................................................   10

ARTICLE 4 - UNDERTAKINGS BY THE PRINCIPALS...................................   13
  Section 4.1   Commitment...................................................   13
  Section 4.2   Non-Competition; Non-Disclosure..............................   13
  Section 4.3   Continued Equity Ownership...................................   13
  Section 4.4   Access to Information........................................   14
  Section 4.5   Election of Director.........................................   14
  Section 4.6   Termination of Certain Undertakings of the Principals........   14

ARTICLE 5 - REPRESENTATIONS AND WARRANTIES...................................   14
  Section 5.1   Organization; Power and Authority............................   14
  Section 5.2   Authorization, Etc...........................................   15
  Section 5.3   Disclosure...................................................   15
  Section 5.4   Affiliates...................................................   15
  Section 5.5   Financial Statements.........................................   15
  Section 5.6   Compliance with Laws, Other Instruments, Etc.................   16
  Section 5.7   Governmental Authorizations, Etc.............................   16
  Section 5.8   Litigation; Observance of Agreements, Statutes and Orders....   16
  Section 5.9   Taxes........................................................   16
  Section 5.10  Title to Property; Leases....................................   17
  Section 5.11  Licenses, Permits, Etc.......................................   17
  Section 5.12  Compliance with ERISA........................................   18
  Section 5.13  Private Offering by the Company..............................   19
  Section 5.14  Use of Proceeds; Margin Regulations..........................   19

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
  Section 5.15  Existing Debt; Future Liens; Subordination of Seller Notes...   20
  Section 5.16  Foreign Assets Control Regulations, Etc......................   20
  Section 5.17  Certain Statutory Matters....................................   20
  Section 5.18  Environmental Matters........................................   21
  Section 5.19  [Intentionally Omitted]......................................   21
  Section 5.20  Insurance....................................................   21
  Section 5.21  Patents, Trademarks and Copyrights...........................   21
  Section 5.22  Solvency.....................................................   22
  Section 5.23  Material Contracts...........................................   22
  Section 5.24  Year 2000 Compliance.........................................   22
  Section 5.25  Additional Representations and Warranties....................   22
  Section 5.26  Management History...........................................   22
  Section 5.27  No Side Agreements...........................................   22
  Section 5.28  Capital Structure............................................   23
  Section 5.29  Collective Bargaining........................................   23
  Section 5.30  Employee Matters.............................................   23
  Section 5.31  No Competing Business Interests..............................   23
  Section 5.32  No Conflicting Non-Competition Agreements....................   23
  Section 5.33  Acquisition Agreement........................................   24
  Section 5.34  Senior Debt Documents........................................   24

ARTICLE 6 - REPORTING COVENANTS..............................................   24
  Section 6.1   Financial and Business Information...........................   24
  Section 6.2   Officer's Certificate........................................   28
  Section 6.3   Inspection...................................................   28

ARTICLE 7 - AFFIRMATIVE COVENANTS............................................   28
  Section 7.1   Compliance with Law..........................................   28
  Section 7.2   Insurance....................................................   29
  Section 7.3   Maintenance of Properties, Environmental Matters, Etc........   30
  Section 7.4   Payment of Taxes and Claims..................................   31
  Section 7.5   Corporate Existence, Etc.....................................   31
  Section 7.6   Subsidiaries.................................................   31
  Section 7.7   Taxes........................................................   31
  Section 7.8   [Intentionally Omitted]......................................   33
  Section 7.9   Pro Forma Balance Sheet......................................   33
  Section 7.10  Use of Proceeds..............................................   33
  Section 7.11  Year 2000 Problem............................................   33
  Section 7.12  Board Meetings and Representation............................   34
  Section 7.13  First Refusal for Future Financings..........................   34
  Section 7.14  Payments and Other Debts.....................................   34
  Section 7.15  Information Requests.........................................   34
  Section 7.16  Further Assurance............................................   34
  Section 7.17  Payments Under Special Indemnity of P&M......................   35

ARTICLE 8 - NEGATIVE COVENANTS...............................................   35
  Section 8.1   Coverage Ratios..............................................   35
  Section 8.2   Current Ratio................................................   36

  Section 8.3   Minimum EBITDA...............................................   36
  Section 8.4   Debt to Cash Flow Ratio......................................   36
  Section 8.5   Lease Rentals................................................   37
  Section 8.6   Maximum Executive Compensation...............................   37
  Section 8.7   Limitation on Capital Expenditures...........................   37
  Section 8.8   Limitations on Debt..........................................   38
  Section 8.9   Limitation on Liens..........................................   38
  Section 8.10  Distributions................................................   40
  Section 8.11  Restricted Investment........................................   40
  Section 8.12  Merger, Consolidation, Etc...................................   40
  Section 8.13  Sale of Assets...............................................   40
  Section 8.14  Issuance of Certain Stock....................................   40
  Section 8.15  Sale-and-Leasebacks..........................................   40
  Section 8.16  Prohibition of Change in Fiscal Year.........................   41
  Section 8.17  Sale or Discount of Receivables..............................   41
  Section 8.18  [Intentionally Omitted]......................................   41
  Section 8.19  Partnerships, Joint Ventures and LLC's.......................   41
  Section 8.20  Margin Securities............................................   41
  Section 8.21  Payments of Debt.............................................   41
  Section 8.22  No Amendment of Articles of Incorporation or By-Laws.........   41
  Section 8.23  Guaranties...................................................   41
  Section 8.24  Amendments to Other Documents................................   41
  Section 8.25  Transactions with Affiliates.................................   42
  Section 8.26  Line of Business.............................................   42
  Section 8.27  Termination of Pension Plans.................................   42
  Section 8.28  Intentionally Omitted........................................   42
  Section 8.29  Certain Compensation.........................................   42

ARTICLE 9 - DEFAULT..........................................................   43
  Section 9.1   Events of Default............................................   43
  Section 9.2   Remedies.....................................................   45

ARTICLE 10 - CONDITIONS TO CLOSING...........................................   45
  Section 10.1  Issuance of Debentures and Warrants..........................   45
  Section 10.2  Transaction Documents........................................   45
  Section 10.3  Certified Documents..........................................   45
  Section 10.4  Representations and Warranties; No Default; No Adverse Change   46
  Section 10.5  Solvency Opinions............................................   46
  Section 10.6  Solvency Certificate.........................................   46
  Section 10.7  Opinions of Counsel..........................................   46
  Section 10.8  Transaction Permitted by Applicable Laws; No Injunction......   46
  Section 10.9  Compliance with Securities Laws..............................   46
  Section 10.10 Approvals and Consents.......................................   47
  Section 10.11 Acquisition Documents........................................   47
  Section 10.12 Credit Agreement.............................................   47
  Section 10.13 Subordination Agreement......................................   47
  Section 10.14 Acquisition..................................................   47
  Section 10.15 Policano and Manzo Employment Agreements.....................   47

  Section 10.16 Seller Note Exchange or Repayment............................   47
  Section 10.17 Pro Forma Financial Information..............................   47
  Section 10.18 Use of Proceeds..............................................   47
  Section 10.19 Expenses.....................................................   48
  Section 10.20 Fees.........................................................   48
  Section 10.21 Insurance....................................................   48
  Section 10.22 Due Diligence................................................   48

ARTICLE 11 - FEES AND COSTS..................................................   48

ARTICLE 12 - INDEMNIFICATION.  ENVIRONMENTAL LIABILITY.......................   49

ARTICLE 13 - REMEDIES........................................................   50
  Section 13.1  Cumulation.  Receivership....................................   50
  Section 13.2  No Implied Waiver............................................   50

ARTICLE 14 - PARTIES; TRANSFERS OF DEBENTURES AND WARRANTS; RIGHTS OF
             MAJORITY HOLDERS................................................   51
  Section 14.1  Parties......................................................   51
  Section 14.2  Transfers of Debentures and Warrants.........................   51
  Section 14.3  Rights of Majority Holders...................................   51

ARTICLE 15 - NOTICE..........................................................   51

ARTICLE 16 - RELATIONSHIP OF THE PARTIES.....................................   53

ARTICLE 17 - REPRESENTATION OF EACH HOLDER...................................   54

ARTICLE 18 - EXPIRATION OR SUSPENSION OF COVENANTS...........................   54

ARTICLE 19 - CONTROLLING LAW; NON-EXCLUSIVE VENUE AND
             JURISDICTION; SERVICE OF PROCESS................................   54

ARTICLE 20 - WAIVER OF TRIAL BY JURY.........................................   55

ARTICLE 21 - CAPTIONS; SEVERANCE.............................................   55

ARTICLE 22 - COUNTERPARTS; ENTIRE AGREEMENT..................................   55

ARTICLE 23 - DEFINITIONS AND RULES OF CONSTRUCTION...........................   56
  Section 23.1  Definitions..................................................   56

                  ATTACHMENTS TO INVESTMENT AND LOAN AGREEMENT


  Schedule 1.01    Allocation Schedule
  Exhibit 1.03     Subordination Agreement
  Exhibit 4.02     Employment Agreements of Principals
  Schedule 4.03(b) Schedule of Stock Option Plans
  Exhibit 5.01     Organization Documents
  Exhibit 5.02     Enabling Resolutions
  Exhibit 5.03A    Confidential Information Memorandum of November 1999
  Schedule 5.03B   Schedule of Material Adverse Changes
  Schedule 5.04    Schedule of Affiliates
  Exhibit 5.05     Financial Statements
  Schedule 5.06    Schedule of Material Agreements
  Schedule 5.14    Use of Proceeds
  Schedule 5.15    Outstanding Debt
  Exhibit 5.17A    SBA Size Status Declaration
  Exhibit 5.17B    SBA Assurance of Compliance for Non-Discrimination
  Exhibit 5.17C    SBA Portfolio Financing Report
  Schedule 5.21    Schedule of Patents, Trademarks and Copyrights
  Schedule 5.27    Schedule of Side Agreements
  Schedule 5.28    Capital Structure
  Schedule 5.29    Collective Bargaining Matters
  Schedule 5.30    Schedule of Employment, Compensation and Related Agreements
  Exhibit 5.33     Acquisition Agreement
  Exhibit 5.34     Material Senior Debt Documents
  Schedule 8.06    Schedule of Compensation Plans
  Schedule 8.10    Schedule of Earn-Out Agreements
  Exhibit 10.15    Policano & Manzo Employment Agreements

       THIS INVESTMENT AND LOAN AGREEMENT is made by and among (i) FTI Consulting, Inc., a Maryland corporation (collectively with successors and assigns, the "Parent"), (ii) Teklicon, Inc., a California corporation ("Teklicon"), L.W.G., Inc., an Illinois corporation ("L.W.G."), Klick, Kent & Allen, Inc., a Virginia corporation ("KK&A"), Kahn Consulting, Inc., a New York corporation ("Kahn") S.E.A, Inc., an Ohio corporation ("SEA"), RestorTek, Inc., an Illinois corporation ("RestorTek") KCI Management Corp., a New York corporation ("KCI") and Policano & Manzo, LLC, a New Jersey limited liability company ("P&M")(P&M, Teklicon, L.W.G., KK&A, Kahn, SEA, RestorTek and KCI, collectively with successors and assigns the "Subsidiaries", and the Subsidiaries, collectively with the Parent, the "Companies"; each, a "Company");
(iii) for the limited purposes set forth herein, Jack B. Dunn IV, and Stewart J. Kahn, each an executive officer of the Parent, ( sometimes hereinafter being referred to collectively as the "Principals"), (iv) Allied Capital Corporation, a Maryland corporation (collectively with successors and assigns, "Group 1"), and (v) Newcourt Commercial Finance Corporation, a Delaware Corporation ("Newcourt"), SunTrust Banks, Inc., a Georgia corporation ("SunTrust") and ReliaStar Financial Corp., a Delaware corporation ("ReliaStar," and with SunTrust and Newcourt and their respective successors and assigns, collectively, "Group 2"; Group 2, collectively with Group 1 and their respective successors and assigns, the "Holders").

                                    RECITALS

          A. Under terms of an LLC Membership Interest Purchase Agreement dated as of January 31, 2000 (the "Acquisition Agreement") by and among the Parent, Mr. Michael Policano, and Mr. Robert Manzo, the Parent is purchasing all of the outstanding membership interests of P&M, for $47.5 million in cash and 565,000 shares of the Common Stock of the Parent, plus 250,000 restricted shares of the Common Stock of the Parent. Such purchase is hereinafter referred to as the "Acquisition."

          B. Under terms of a Credit Agreement dated the date hereof (the "Credit Agreement"), the Companies are obtaining from Newcourt Commercial Finance Corporation, an affiliate of The CIT Group, Inc., a Delaware corporation (collectively with successors and assigns, "NCFC"), as a lender and as Agent and certain other lenders, a revolving line of credit and two term loans in the principal amount of Sixty Eight Million Five Hundred Thousand Dollars ($ 68,500,000).

          C. Also under terms of the letter dated November 10th, 1999, the Companies propose to issue to Holders certain subordinated debentures, and the Parent proposes to issue certain warrants to purchase shares of its common stock, in consideration for a loan (collectively with all modifications, renewals, extensions and replacements thereof and therefor, the "Loan") to the Companies in the aggregate principal amount of Thirty Million Dollars ($30,000,000), to provide funds for the Acquisition and to refinance certain existing debts of the Companies.

           D. The Companies and the Holders wish to set out certain agreements and understandings with respect to the foregoing.

                                   PROVISIONS

  In consideration of the premises and the covenants herein, the undersigned parties agree as set forth below.


                                   ARTICLE 1

                                      LOAN

Section 1.1 Funding. At Closing (as such term is defined in the definition section hereof in Article 23, below), each Holder will fund that portion of the Loan to the Companies set out next to its name on Exhibit 1.01 hereof. The Loan will be evidenced by, and repaid according to the terms of four(4) subordinated debentures, one (1) of which will be issued by the Companies to Group 1 (collectively, with all modifications, extensions, renewals and replacements thereof and therefor, the "Group 1 Debentures"), and three of which will be issued by the Companies to Group 2 at Closing (with all modifications, extensions, renewals and replacements thereof and therefor, the "Group 2 Debentures" and, together with the Group 1 Debentures and certain debentures issuable pursuant to Section 3.7(d) below, the "Debentures"). This Agreement and the Debentures, collectively with all modifications, extensions, renewals and replacements thereof and therefor, are sometimes hereinafter referred to as the "Loan Documents".

Section 1.2  [Intentionally Omitted].

Section 1.3 Senior Debt. The indebtedness under the Debentures and the Holders' rights herein shall be subordinate to those certain term loans and that certain revolving line of credit arranged by NCFC, as Agent, made pursuant to that certain Credit Agreement dated the date hereof among the Companies, such Agent, and certain other lenders (as amended, refinanced or refunded, collectively, the "Senior Debt"), according to the terms of a certain Subordination Agreement attached as Exhibit 1.03 hereto;

Section 1.4 No Preference Among Holders. The Companies shall make no payments under the Debentures which give preference to one Holder over any other Holder. In each instance of a payment being made to any Holder pursuant to its Debenture, proportionate payments shall likewise be made under all other Debentures as simultaneously as may be practical. If any Holder shall receive any payment from any Company in respect of its Debenture, in an amount above its ratable share or otherwise in violation of this Section, that Holder shall forthwith pay over to the other Holders those sums necessary to restore the balances of all the Debentures to amounts proportionate to their original face amounts.

                                   ARTICLE 2

                                     EQUITY

Section 2.1 Series A Stock Purchase Warrants. At Closing, the Parent will issue and sell, and each Holder will purchase, a Stock Purchase Warrant denominated Series A (collectively with all modifications, extensions, renewals and replacements thereof and therefor, the "Series A Warrants"), to purchase shares of the Parent's common stock which will entitle the Holders to receive that number of shares of the Parent's authorized but unissued common stock which will provide the Holders, in the aggregate, with Eight and One Half Percent (8.5%) of the Parent's capital stock calculated on the date of the Closing subject to reduction pursuant to the Warrant. The aggregate purchase price for the Series A Warrants shall be One Hundred Dollars ($100), which the Holders shall pay to the Parent at Closing. The shares of the Parent's common stock are hereinafter sometimes referred to as "Shares".

Section 2.2 Series B and C Conditional Warrants. At Closing, the Parent will also issue and sell, and each Holder will purchase, a Stock Purchase Warrant denominated Series B and a Stock Purchase Warrant denominated Series C (collectively with all modifications, extensions, renewals and replacements thereof and therefor, the "Series B Warrants" or the "Series C Warrants," as applicable) to acquire Shares in certain circumstances set out therein. The purchase price for the Series B and Series C Warrants shall be One Hundred Dollars ($100) for each series, which sums the Holders shall pay to the Parent at Closing.

Section 2.3 Valuation of Warrants. The Holders and the Companies hereby agree to endeavor in good faith to agree within 45 days after the Closing, on the fair market value of the Warrants, and to prepare and maintain their books of account, financial statements and tax returns in a manner consistent therewith, it being understood that the Companies are required to account for the Warrants on their financial statements in accordance with GAAP.

Section 2.4 Ceiling on Adjustments to Numbers of Warrant Shares. The provisions in the Series A Warrants for adjustments to the aggregate numbers of Warrant Shares (as defined therein) from time to time shall in no case ever increase the number of Warrant Shares above 19.9% of the number of shares of Parent's Common Stock actually outstanding at Closing, subject in all cases to adjustment as appropriate to reflect stock splits, reverse splits, stock dividends and similar capital events.

                                   ARTICLE 3

                                 INVESTOR EXIT

Section 3.1 Demand Registration Rights. At any time, if Holders owning 20% or more of the outstanding Warrants (determined according to the number of Shares issuable thereunder) and Shares shall make a written request to the Parent, the Parent shall cause to be filed with the Securities and Exchange Commission (the "Commission") a registration statement meeting the requirements of the Securities Act (a "Demand Registration").

             (a) Each Holder shall be entitled to have included therein all or such number of such Holder's Shares as the Holder shall request in writing up to the number of Shares for which such Holder's Warrant is then exercisable; provided, however:

                  (i) that the Parent shall be entitled to postpone for up to ninety (90) days in any 365 day period the filing of any Demand Registration statement otherwise required to be prepared and filed under this Section 3.1 if the Board of Directors of the Parent shall determine in its good faith reasonable judgment, that such Demand Registration would materially interfere with, or require premature disclosure of, any financing, acquisition, reorganization, or other material event involving the Parent and the Board of Directors delivers written notice of such determination to the Selling Holders;

                  (ii) the Parent shall be obligated to effect no more than four
(4) such Demand Registrations, two (2) of which may be demanded by Group 1, and two (2) by Group 2; and

                  (iii) a Demand Registration hereunder shall not be deemed to have been effective: (A) unless a registration statement pursuant to the exercise of the demand rights under this Section 3.1 has become effective, (B) if after such registration statement has become effective, such registration or the related offer, sale or distribution of Shares thereunder is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to the Selling Holders, or (C) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived, other than by reason of a failure on the part of the Selling Holders.

            (b) If any Demand Registration involves an underwritten offering, or an agented offering, Selling Holders holding a majority of the Shares to be included in the offering shall have the right to select the underwriter or underwriters, manager or managers or agent or agents, as the case may be, to administer such underwritten offering or the placement agent or agents for such agented offering; provided, however that each Person so selected shall be reasonably acceptable to the Parent.

            (c) The Parent shall use its best efforts to keep the Demand Registration statement continuously effective for up to 180 days or until such earlier date as of which all the Shares under the Demand Registration statement shall have been disposed of in the manner described in the registration statement.

            (d) If any registration under this Section 3.1 involves an underwritten offering and the managing underwriter of such offering shall advise the Selling Holders by letter that, in its view, the number of securities requested to be included in such registration exceeds the largest number that can be sold in an orderly manner in such offering and that such number would materially and adversely affect such offering ("Maximum Amount "), then the Parent shall include in such registration, to the extent the number and type of securities which the Parent is so advised can be sold in (or during the time of) such offering: (1) first, all Shares requested to be included in such registration by the Selling Holders; and (2) second, to the extent that the number of Shares to be included by all Selling Holders is less than the Maximum Amount, securities that the Parent or any other holders of the equity securities of the Parent, proposes to register.

            (e) In connection with any registration statement or other filing described herein, and in connection with making and keeping such filings effective as provided herein, the Parent shall bear all the expenses and professional fees of the Parent and Selling Holders (including the fees and expenses of one legal counsel for all Selling Holders), except for the Selling Holder's pro rata share of any underwriting discounts and commissions.

            (f) Holders shall not request a Demand Registration hereunder of any offering or sale of Shares which can be effected, according to its proposed terms, so as to comply with the requirements of Rule 144 under the Securities Act without the necessity of any discount, any indemnity or similar undertaking by the Selling Holders.

Section 3.2 Piggy-Back Registration. If the Parent shall at any time prepare and file a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the public offering of any Shares, the Parent shall give written notice thereof to each Holder and shall, upon the written request of any Holder within 10 Business Days after such notice, include in the registration statement such number of the Holder's Shares as such Holder may request. The Parent will keep such registration statement effective and current under the Securities Act permitting the sale of the Holders' Shares included therein for the same period that the registration is maintained effective in respect of Shares of other persons (including the Parent). In any underwritten offering the Holders' Shares to be included will be sold at the same time and the same per-share price as the Parent 's Shares. In the event the Parent fails to receive a written inclusion request from a Holder within ten
(10) Business Days after the mailing of its written notice, then the Parent shall have no obligation to include any of such Holder's Shares in the offering.

            (a) In connection with any registration statement or subsequent amendment or similar document filed and is subject hereto, the Parent shall take all reasonable steps to make the Holders' securities covered thereby eligible for public offering and sale under the securities or blue sky laws of such jurisdictions as may be specified by the relevant Holders by the effective date of such registration statement; provided that in no event shall the Parent be obligated to qualify to do business in any jurisdiction where it is not so qualified at the time of filing such documents, or to take any action which would subject it to unlimited service of process in any jurisdiction where it is not so subject at such time. The Parent shall keep such blue-sky filings current for the length of time it must keep any registration statement, post-effective amendment, prospectus or offering circular effective pursuant hereto.

             (b) In connection with any registration statement or other filing described herein, and in connection with making and keeping such filings effective as provided herein, the Parent shall bear all the expenses and professional fees of the Parent and Holders (including the fees and expenses of one legal counsel for all Holders), except for the Holder's pro rata share of any discounts and commissions, and shall also provide the Selling Holders with a reasonable number of printed copies of the prospectus, offering circulars and/or supplemental or amended prospectuses in final and preliminary form. The Parent consents to the use of each such prospectus or offering circular in connection with the sale of Holders' Shares.

             (c) Allocation. If any registration under this Section 3.2 involves an underwritten offering and the managing underwriter of such offering shall advise the Parent at any time two (2) or more days prior to the pricing of such offering that, in its view, the number of securities requested to be included in such registration exceeds the Maximum Amount, then the Parent shall notify the Selling Holders of such fact and give such Holders at least 48 hours to negotiate with the managing underwriter regarding the inclusion in such registration of all of the Shares requested by the Holders to be included therein. If such managing underwriter notifies the Parent of such a fact less than two (2) days prior to such pricing, then the Parent shall likewise notify the Selling Holders of such fact and allow them such lesser period to negotiate with such underwriter as is reasonably practicable under the circumstances. In either such case, one individual designated by Group 1 and one designated by Group 2 shall be allowed to participate in the pricing and share volume negotiations with such underwriter along with the Parent or other relevant sellers, and shall be provided reasonable advance notice thereof. If the managing underwriter does not agree to include more than eighty (80) percent (or such lesser percentage as the Selling Holders shall, in their sole discretion, agree to) of the number of Shares initially requested by the Holders to be included in such registration, then the Parent shall include in such registration, to the extent of the number and type of which the Parent is so advised can be sold in (or during the time of) such offering: (i) first, all shares of its common stock which the Parent proposes to register for its own account and not for the account of third parties (the "Company Securities");
(ii) second, to the extent that the number of Company Securities is less than the Maximum Amount, the remaining Shares to be included in such registration shall be allocated on a pro rata basis among the Selling Holders, in proportion to the number of Shares requested to be included in such registration; and (iii) third, to the extent the number of Company Securities and the Shares requested for inclusion by the Holders is less than the Maximum Amount, to other owners of Shares having piggyback registration rights.

Section 3.3 Certain Obligations of Holders in a Registered Offering.

            (a) It shall be a condition precedent to the obligations of the Parent to take any action under this Article 3 with respect to the Shares of any Selling Holder that such Holder shall furnish to the Parent such information regarding itself, the Shares held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder's Shares.

            (b) Each Holder having Shares covered by a registration statement agrees that, upon receipt of any notice from the Parent that the registration materials must be supplemented or amended, such Holder will forthwith discontinue disposition of Shares pursuant to such registration statement until such Holder's receipt of copies of a supplemented or amended prospectus covering such Shares, and, if so directed by the Parent, such Holder will deliver to the Parent (at the Parent's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Shares current at the time of its receipt of such notice.

Section 3.4 Indemnification and Contribution.

            (a) In the event of any registration of any of the Shares under the Securities Act pursuant to this Agreement, the Parent will indemnify and hold harmless each Selling Holder, each underwriter of such Shares, and each other person, if any, who controls such Selling Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities, joint or several, to which such Holder, underwriter, or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws, or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Shares were registered under the Securities Act, any preliminary prospectus, or final prospectus contained in the registration statement, or any amendment or supplement to such registration statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Parent will reimburse such Selling Holder, underwriter, and each such controlling person in connection with investigation or defending any such loss, claim, damage, liability, or action; provided, however, that the Parent will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or omission made in such registration statement, preliminary prospectus, or final prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Parent, in a written instrument, duly executed, by or on behalf of such Selling Holder, underwriter, or controlling person specifically stating that it is for use in the preparation thereof.

            (b) In the event of any registration of any of the Shares under the Securities Act pursuant to this Agreement, each Selling Holder, severally and not jointly, will indemnify and hold harmless the Parent, each of its directors and officers and each underwriters (if any) and each person, if any, who controls the Parent or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities, joint or several, to which the Parent, such directors and officers, underwriter, or controlling person may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws, or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the registration statement, or any amendment or supplement to the registration statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with written information furnished to the Parent through an instrument duly executed by a Selling Holder specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided, however, that the obligations of each Selling Holder hereunder shall be limited to an amount equal to the proceeds to such Selling Holder of Shares sold in connection with such registration.

            (c) Each party entitled to indemnification under this Section 3.4 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), unless in such Indemnified Party's reasonable judgment a conflict of interest between such Indemnified and Indemnifying Parties may exist in respect of such claim; and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 3.4. The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation, shall except with the prior written consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

            (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder of Shares exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this Section 3.4 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 3.4 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such Selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section 3.4; then, in each such case, the Parent and such selling Holder will contribute to the aggregate losses, claims, damages, or liabilities to which they may be subject (after contribution from others) in such proportions so that such holder is responsible for the portion represented by the percentage that the aggregate public offering price of its Shares offered by the registration statement bears to the aggregate public offering price of all securities offered by such registration statement, and the Parent is responsible for the remaining portion; provided, however, that, in any such case, (i) no such holder will be required to contribute any amount in excess of the proceeds to it of all Shares sold by it pursuant to such registration statement, and (ii) no person or entity guilty of fraudulent misrepresentation, within the meaning of Section 11(f) of the Securities Act, shall be entitled to contribution from any person or entity who is not guilty of such fraudulent misrepresentation. In addition, no person shall be obligated to contribute hereinunder any amounts in payment for any settlement of any action or claim, effected without such person's prior written consent, which consent shall not be unreasonably withheld.

Section 3.5 Underwritten Offerings.

            (a) Underwritten Demand Offerings. If requested by the underwriters for any underwritten offering by any Holders pursuant to a registration requested under Section 3.1, the Parent will enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Parent, the Selling Holders and the underwriters, and to contain such representations and warranties by the Parent and the Selling Holders and such other terms as are generally prevailing in agreements of that type, including, without limitation, indemnities to the effect and to the extent provided in Section 3.4. The Selling Holders will cooperate with the Parent in the negotiation of the underwriting agreement and will give consideration to the reasonable suggestions of the Parent regarding the form and substance thereof. Each Selling Holder shall be a party to such underwriting agreement. The Selling Holders shall not be required to make any representations or warranties to or agreements with the Parent or the underwriters other than representations, warranties or agreements regarding such Holders, their Shares, their intended method of distribution and any other representations or warranties required by law or customarily given by selling shareholders in an underwritten public offering.

            (b) Underwritten Piggyback Offerings. If the Parent proposes to register any Shares under the Securities Act as contemplated by Section 3.2 and such securities are to be distributed by or through one or more underwriters, subject to the provisions of Section 3.1(c)(i) the Parent will, if requested by the Selling Holders, arrange for such underwriters to include all of the Shares to be offered and sold by such Holders among the securities of the Company to be distributed by such underwriters. Each Selling Holder shall each become a party to the underwriting agreement negotiated between the Company and such underwriters. The Holders shall not be required to make any representations or warranties to or agreements with the Parent or the underwriters other than representations, warranties or agreements regarding the Holders, their Shares and their intended method of distribution or any other representations or warranties required by law or customarily given by selling shareholders in an underwritten public offering.

Section 3.6 Holders' Rights to Most Favorable Registration Rights'. If any Company hereafter provides any Person with rights to cause a registration statement to be filed with respect to the public offering of any Company's equity securities owned by such person, on terms more favorable than those provided herein for the registration of offerings of the Holders' Shares, Sections 3.1 through 3.5 hereof shall, upon written notice by the Majority Holders (for purposes of this Section 3.6, "Majority Holders" shall be determined as if the Debentures had previously been paid in full) be deemed to have been amended to provide for registrations with respect to the Holders' Shares on such more favorable terms, and this Agreement shall be deemed to have been amended, as nearly as may be practicable, to provide the Holders with all benefits of such terms.

Section 3.7 "Put" Rights. At any time and from time-to-time beginning six (6) years after the Closing, whenever the number of Shares traded on a national or regional stock exchange or on the NASDAQ National Market System has been less than 100,000 per day for a period of 20 consecutive trading days, any Holder or group of Holders owning 16-2/3% or more of the Warrants and Shares then outstanding, within 30 days after the relevant 20 trading day period, by written notice may require the Parent to repurchase their Warrants or the Shares issued thereunder. If within such 30 day period any Holder or Holders of the requisite Warrants or Shares give notice of their exercise of their Put right according to the terms herein, the other Holders shall have an additional 12 Business Days after receipt of the notice from the Company provided in Section 3.7(f), within which they may exercise their Put rights without regard to any requirement that they own any particular number or amount of Warrants or Shares.

            (a)  Price.

                 (i) If the Shares are Publicly Traded at the time of the exercise of the Put rights herein, then the repurchase price payable under this
Section 3.7 for each Share (the "Per-Share Value") shall be the higher of (x) the product of the average of the closing bid and ask prices for the Shares in the relevant securities market for the five (5) trading days prior to such notice and (y) the quotient obtained by dividing six (6) times the Company's EBITDA for the most recent twelve (12) month period ending prior to the date of notice of the exercise of this Put right, less the amount of all funded debt and plus the amount of all cash and cash equivalents reflected on the Companies' consolidated balance sheet as of the last business Day of such twelve (12) months period, as dividend, by the number of Shares outstanding on such date on a Fully Diluted Basis, as divisor; and in the case of an unexercised Warrant, such price shall be the Per-Share Value, multiplied by number of Shares for which the Warrant is exercisable.

                 (ii) If the Shares are not Publicly Traded, the total repurchase price payable to each Holder for its Warrants and/or Shares shall be the higher of (x) the product of the Appraised Value of the Company determined pursuant to Section 3.7(b) below, multiplied by the Holder's Equity Percentage, and (y) six (6) times the Company's EBITDA for the most recent twelve (12) month period ending prior to the date of notice of the exercise of this Put right, less the amount of all funded debt and plus the amount of all cash and cash equivalents reflected on the Companies' consolidated balance sheet as of the last business day of such twelve (12) months period, multiplied by the Holder's Equity Percentage;

                 (iii) Whether or not the Shares are Publicly Traded, from the repurchase price payable for unexercised Warrants, the Company shall be entitled to deduct the exercise price of such Warrants from its payments of such prices.

            (b) Appraised Value. The Appraised Value of the Company shall be its fair market value on a going concern basis without considering any "take-over" or similar premium, without giving effect to any discount in respect of any minority interest, and with any contractual limitation in respect of the Shares relating to voting rights and any so-called "Poison Pill" or similar rights deemed to have been eliminated or canceled, determined from its earnings, book value and other appropriate information according to the following procedure.

                 (i) The Company, and the Holders as a group, shall each select an appraiser, each of whom shall determine the value of the Company.

                 (ii) If the values determined by such two (2) appraisers are the same or within Two Million Dollars ($2,000,000) of each other, then the average of such two (2) values shall be the Appraised Value.

                 (iii) If the foregoing two (2) values differ by more than Two Million Dollars ($2,000,000), then the appraisers shall together select a third appraiser to determine the value of the Company.

                 (iv) If the value determined by the third appraiser is greater than the larger of the values determined by the first two (2) appraisers, or less than the smaller of the first two (2) values, then the average of the values determined by the first two appraisers shall be the Appraised Value; or

                 (v) if the value determined by the third appraiser is between the first two (2) values in amount, then the average of the value determined by the third appraiser and the one of the first two (2) values which is closest to the third value shall be the Appraised Value.

                 (vi) Each appraiser shall be an investment banking firm of national reputation having experience in the valuation of businesses similar to the Parent in type of entity and principal activity. The Companies shall provide, with sufficient promptness to allow completion of all appraisals within the periods specified herein, all relevant information to which they have access, as may reasonably be requested by the appraisers. The Parent shall pay all fees and other expenses of all appraisers, and provide any reasonable and customary indemnification undertakings they may request.

                 (vii) The initial appraisers shall in each case be engaged within twenty-one (21) days of the notices of exercise of the Put right, and the terms of their engagements shall be such as to cause the determinations by all appraisers to be completed within forty-two (42) days after the engagements of the initial appraisers. In any case this procedure shall be completed within sixty-three (63) days after such notice.

            (c) Time of Payment. The Companies shall pay the relevant repurchase prices within ten (10) days of notice of exercise of this Put right if the Shares are Publicly Traded, or ten days after the Appraised Value is determined, if the Shares are not Publicly Traded, except as provided in section
(d), below.

            (d) Financing of Put Price. If upon exercise by a Holder of the Put right above, the Parent is unable after diligent effort to pay the above-referenced re-purchase prices in cash for any reason, the Companies shall in lieu of such cash payments, satisfy the obligation to make such payment by issuing additional subordinated debentures to the relevant Holders in face amounts corresponding to the Put Price and with provisions subordinating their payment to the Group 1 and Group 2 Debentures, but otherwise having terms identical to the Group 1 and Group 2 Debentures; in such case, such additional subordinated debentures shall thereafter be included within the definition of Debentures herein for all purposes, and the Parent shall be allowed an extra fifty (50) days after the relevant ten (10) days' period specified in Section
(c) above to seek alternative financing for the repurchase price or to issue such additional Debentures; provided however that the Companies may not issue such additional Debentures if such issuance will, taking into account the interest payable thereunder and other effects of such issuance, occasion an Event of Default hereunder. If at any time prior to making the payment of the Put Price herein, the Companies are able to pay such price in cash, they shall do so.

            (e) Holders' Rights to Most Favorable Put Rights. If hereafter any Person obtains any right to cause any Company to purchase or redeem any of the Parent's equity securities owned by such Person at a price or on terms more favorable than those provided in Section 3.7(a), (b) and (c) hereof, this Section shall, upon written notice from the Majority Holders, be deemed to have been amended to provide the Holders, as nearly as may be practicable, all benefits of such terms.

            (f) Notice By Parent of Put Exercise. Whenever the Holder or Holders of the requisite Warrants or Shares gives notice of exercise of the Put hereunder during the 30 day period specified above, the Parent shall within 3 Business Days provide notice to all other Holders of such exercise, and identify the relevant Holder or Holders.

            (g) Equal Treatment of Holders in Put Exercise; Recission of Exercise. All Holders giving notice of exercise of their Put rights herein in any particular 30 day (or, as the case may be, 45 day) period for such notice, shall receive the same form of payments as between cash payment and issuance of additional debentures; and if the Companies are, after diligent effort in the strictest good faith, unable to make all of such payments either in cash or by issuance of debentures, none of such Holders will receive any such payment and each of their exercises of their Put rights herein will be deemed to be rescinded.

                                   ARTICLE 4

                         UNDERTAKINGS BY THE PRINCIPALS

Section 4.1 Commitment. Each of the Principals will devote his full time and attention to the Companies' businesses unless (i) prevented from doing so by his death or disability (ii) the Board of Directors terminates such Principal's employment with the Companies or the Companies materially breach such Principal's employment agreement; or (iii) his employment agreement expires pursuant to its existing provisions contained in Section 3.01 thereof.

Section 4.2 Non-Competition; Non-Disclosure. The non-competition and non-disclosure provisions in the Employment Agreements between the Companies and each of the Principals, in the form of Exhibit 4.02, are in full force and effect.

Section 4.3 Continued Equity Ownership. Except for Exempt Transfers (as defined below), none of the Principals shall sell, assign or transfer any Shares or other equity interest in the Parent which they own, or otherwise divest themselves of any voting rights which they may hold in regard to stock in the Parent. "Exempt Transfer" means any of the following sales, assignments or transfers by either Principal of the capital stock or equity interests of the Parent or any interest therein (each, a "transfer"):

            (a) any transfer pursuant to the laws of descent and distribution upon the death of such Principal;

            (b) any sale of Shares wherein the proceeds are used solely to pay the exercise price of options to purchase other Shares, issued pursuant to an incentive stock option plan described in Exhibit 4.03(b), and/or income taxes (including alternative minimum taxes) arising from exercise of such options;

            (c) any sale of Shares where the proceeds are used solely to remedy a bona fide crisis involving members of the Principal's immediate family;

            (d) any transfer to a bona fide trust in which the trust beneficiary is the Principal, his estate, or a member of his immediate family, or any transfer into a similar estate planning vehicle;

            (e) any transfer pursuant to the prior written consent of the Majority Holders; and

            (f) any sale of Shares by such Principal of up to 80,000 Shares in one calendar year.

       Upon any transfer by the Principals, the Parent shall deliver notice to the holders upon the earlier of (i) five (5) days after such transfer or (ii) the date on which notice of such transfer has been delivered to any public security holders of the Parent.

Section 4.4 Access to Information. Each of the Principals hereby authorizes the Holders or their authorized representatives to obtain credit and other background information on each such Principal in connection herewith.

Section 4.5 Election of Director. Each of the Principals will use his best efforts (provided, that such efforts shall not require expenses to be incurred by the Principals) in good faith to cause the persons whom Group 1 and Group 2 request to be elected as their designees to the Companies' Boards of Directors to be so elected, in each case as and when such election shall be required under
Section 7.12 below.

Section 4.6  Termination of Certain Undertakings of the Principals.  Sections
4.1 through 4.5 hereof shall remain in full force and effect, as to each Principal, until the earliest of: (i) the Debentures are indefeasibly repaid in full; (ii) all Holders have transferred or disposed of more than ninety (90) percent of the voting or economic interests represented by the Warrants sold to it pursuant to Section 2.1 (for purposes of this clause, the exercise of Warrants in exchange for Shares shall not be deemed a disposition of the voting or economic interests represented by the Warrants, but the disposition of Shares issued as a result of the exercise of the Warrants shall be deemed a disposition of a proportionate interest in the Warrants); or (iii) that Principal's employment is terminated in a manner described in Section 4.1.

                                   ARTICLE 5

                         REPRESENTATIONS AND WARRANTIES

       To induce the Holders to enter the transactions contemplated herein and purchase the Debentures and Warrants, the Companies jointly and severally make the representations and warranties set out below. All representations and warranties in this Article shall refer to facts as they exist at Closing unless made as of a specific date, and shall survive the Closing.

Section 5.1 Organization; Power and Authority. Each Company is a corporation or a limited liability company (as the case may be) duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver the Loan Documents to which it is a party and to perform the provisions hereof and thereof, and to consummate all portions of the Acquisition to which it is a party. The Inactive Subsidiaries are shell entities which have no Material assets, liabilities (contingent or otherwise) or operations. True and complete copies of the Companies' charters, bylaws, and other organizational documents are attached as Exhibit 5.01 hereto.

Section 5.2 Authorization, Etc. The Loan Documents have been duly authorized by all necessary corporate action on the part of each Company and this Agreement and the Loan Documents executed by each Company constitute, or in the case of the Debentures will upon issuance constitute, the legal, valid and binding obligations of the Companies enforceable against the Companies in accordance with their respective terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). True copies of the relevant resolutions for the above are attached as Exhibit 5.02 hereto.

Section 5.3 Disclosure. The Confidential Information Memorandum dated November, 1999 attached as Exhibit 5.03A hereto, (the "Memorandum") fairly describes, in all material respects, the general nature of the business of the Companies. The representations in this Agreement, the Memorandum, the documents, certificates or other writings delivered to the Holders by or on behalf of an Company in connection with the transactions contemplated hereby and the financial statements listed in Exhibit 5.05, taken as a whole, are complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. The Approved Closing Budget and other pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Companies to be reasonable at the time made and the Companies believe such estimates and assumptions continue to be reasonable, it being recognized by the Holders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. Except as disclosed in Schedule 5.03B, since December 31, 1998, there has been no change in the financial condition, operations, business, properties or prospects of an Company except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to an Company (other than matters of a general economic nature) that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the other documents, certificates and other writings delivered to the Holders by or on behalf of an Company specifically for use in connection with the transactions contemplated hereby (including, without limitation, any Material reimbursement or indemnification of liabilities to any party under the Acquisition Agreement). All of the Companies' obligations under material leases, accounts payable and Debts are current in all material respects.

Section 5.4 Affiliates. Schedule 5.04 contains complete and correct lists (i) of the Companies' Affiliates, and (ii) of each Company's directors and senior officers, in each case after giving effect to the consummation of the Acquisition.

Section 5.5  Financial Statements.

             (a) All of the financial statements included within Exhibit 5.05 (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Companies and the financial position of P&M as of the respective dates specified in such financial statements and the results of its operations and cash flows for the respective periods so specified, and have been prepared in accordance with GAAP consistently applied throughout the periods involved, except as set forth in the notes thereto, and as set forth in such exhibit, subject (in the case of any interim financial statements only) to the absence of footnotes and to normal year-end adjustments which, separately and in the aggregate, are not material;

             (b)  The pro forma balance sheet to be provided according to
Section 10.17 hereof will, as of the date of Closing and after giving effect to the consummation of the Acquisition, fairly present in all material respects the financial position of the consolidated Company and will have been prepared in accordance with GAAP (as if GAAP were to be applicable to pro forma financial statements) consistently applied.

Section 5.6 Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Companies of the Loan Documents and the consummation of the Acquisition will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien (other than under the Senior Debt Documents) in respect of any property of any Company under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which any Company is a party or by which any Company or any of its properties may be bound or affected, other than the breach of one or more contracts which breaches individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to any Company or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority. The Companies represent and warrant that Schedule 5.06 contains a true and correct description of all indentures, mortgages, deeds of trust, loan, purchase or credit agreements, leases, corporate charters or bylaws or any other agreement or instrument to which any Company is a party or by which any Company or any of its properties may be bound or affected which, in each case, is Material.

Section 5.7 Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Companies of the Loan Documents or the consummation of the Acquisition.

Section 5.8  Litigation; Observance of Agreements, Statutes and Orders

             (a) There are no actions, suits or proceedings pending or, to the knowledge of the Companies, threatened against or affecting any Company or any property of any Company in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

             (b) No Company is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.9 Taxes.

             (a) Filing of Returns; Payments. Each Company has filed all federal tax returns and all other Material tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon it or its properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the related Company has established adequate reserves in accordance with GAAP. No Company knows of any basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Companies in respect of Federal, state or other taxes for all fiscal periods are adequate in all material respects.

             (b) Excess Parachute Payments. The Companies have not made, have not become obligated to make, nor will, as a result of the transactions contemplated by this Agreement, make or become obligated to make, any "excess parachute payment" as defined in Internal Revenue Code Section 280G, except with respect to severance payments under the employment agreements between the Companies and the Principals.

             (c) Deferred Intercompany Transactions. The Companies have not engaged in any "deferred intercompany transactions" within the meaning of
Section 1.1502-13 of the regulations promulgated under the Internal Revenue
Code.

             (d) True Copies of Returns. The Companies have delivered to Holders true, correct and complete copies of all Federal, state and local tax returns for the Parent's most recent three (3) full taxable years as of Closing, and all information set forth on such returns is true, complete and accurate.

Section 5.10 Title to Property; Leases

             (a) All leases under which any Company is lessee and that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects; no claim has been asserted against any of the Companies adverse to its leasehold interests;

             (b) The Companies will, at Closing after giving effect to the consummation of the Acquisitions, have good and sufficient title to all properties reflected in the balance sheet provided according to Section 10.17 hereof, free and clear of all Liens other than Permitted Liens.

Section 5.11 Licenses, Permits, Etc.

             (a) Each Company owns or possesses all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, without conflict with the rights of others, except such licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, as the failure to own or possess could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

              (b) No items sold or produced by any Company infringes in any respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person, except such infringements as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

              (c) There is no violation by any Person of any right of any Company with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by any of them, except such violations as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.12  Compliance with ERISA.

              (a) Neither the Parent nor any ERISA Affiliate maintains or has any obligation to contribute to any Plan or Multiemployer Plan. Each Company and each ERISA Affiliate have operated and administered each Plan (other than any Multiemployer Plan) in all material respects in accordance with its terms and in compliance with all applicable laws and, with respect to any Plan intended to satisfy the requirements of Section 401(a) and related Sections of the Internal Revenue Code, the Internal Revenue Service ("IRS") has issued favorable determination letters to the effect that the forms of Plans satisfy the requirements of Section 401(a) and related Sections of such Code or an application for such a determination has been filed with the IRS, and there are no facts or circumstances that would jeopardize or adversely affect in any material respect the qualification under Internal Revenue Code Section 401(a) of any such Plan. Neither any Company nor any ERISA Affiliate has incurred any liability pursuant to Title I (other than normal operating liabilities under a Plan) or IV of ERISA or the penalty or excise tax provisions of the Internal Revenue Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by any Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of any Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Internal Revenue Code which liability or Lien, either individually or together with any other liability or Lien could reasonably be expected to have a Material Adverse Effect. No lawsuits or complaints to or by any Person or Governmental Authority have been filed or, to the knowledge of any Company, are contemplated or threatened, with respect to any Plan (other than any Multiemployer Plan) which either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect. To the knowledge of the Companies, all of the foregoing applies to any Multiemployer Plan to which an Company or any ERISA Affiliate has any obligation to contribute.

              (b) With respect to each Plan (other than a Multiemployer Plan) that is an employee pension benefit plan as defined in Section 3 of ERISA: (i) full payment has been made to each such Plan of all contributions that are required by any Company or any ERISA Affiliate under the terms thereof and under ERISA or the Internal Revenue Code to be made on or prior to the date hereof,
(ii) no "accumulated funding deficiency" (as defined in ERISA Section 302 or Internal Revenue Code Section 412), whether or not waived, exists with respect to any Plan (other than Multiemployer Plans), (iii) to the knowledge of the Companies, no "accumulated funding deficiency" (as defined in ERISA Section 302 or Internal Revenue Code Section 412), whether or not waived, exists with respect to any Multiemployer Plan, (iv) the present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities and (v) such actuarial assumptions have not been materially altered since the date of the most recent actuarial valuation report; except to the extent that any non-compliance with any such event or events described in clauses (i) through (iv) above, either individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in Section 3 of ERISA.

              (c) Neither any Company nor any ERISA Affiliates have received notice of or incurred withdrawal liabilities under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate could have a Material Adverse Effect.

              (d) Except for continuation coverage mandated by Section 4980B of the Internal Revenue Code, no Company has any post-retirement benefit obligations which are subject to Financial Accounting Standards Board Statement No. 106 and which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

              (e) Neither any Company nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

              (f) The execution and delivery of the Loan Documents and the making of the Loan and of the Senior Debt, and the consummation of the Acquisitions will not involve any non-exempt transaction that is subject to the prohibitions of Section 406(a) of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Internal Revenue Code. The representation by the Companies in the first sentence of this Section 5.12(f) is made in reliance upon and subject to the accuracy of each Holder's representation in Article 17 as to the sources of the funds used by the Holders to make the Loan. For purposes of determining whether the representation in the first sentence in this Section 5.12(f) is correct on any date after the Closing, such representation in Article 17 shall be considered made by each Holder on the date of Closing and shall be considered accurate on such date.

Section 5.13 Private Offering by the Company. Neither a Company nor anyone acting on its behalf has offered the Debenture or Warrants, or any similar securities, for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Holders and not more than 50 other Institutional Investors, each of which has been offered the Debentures and Warrants at a private sale for investment. Neither an Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Debentures or Warrants to the registration requirements of Section 5 of the Securities Act.

Section 5.14 Use of Proceeds; Margin Regulations. The sources and uses of Loan funds, proceeds of any Senior Debt, and funds being used to consummate the Acquisition, are correctly described in Schedule 5.14. After giving effect to the consummation of the Acquisition, margin stock will not on the date of Closing constitute more than 1% of the value of the consolidated assets of the Companies and the Companies do not have any present intention that margin stock will constitute more than 1% of the value of such assets. As used in this Section 5.14, the term "margin stock" shall have the meaning assigned to it in said Regulation U.

Section 5.15  Existing Debt; Future Liens; Subordination of Seller Notes

              (a) Schedule 5.15 sets forth a complete and correct list of all outstanding Debt of the Companies as of January 31, 2000, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Companies. As of the date of Closing, no Company will be in default in the payment of any principal or interest on any Debt of any Company and no event or condition exists with respect to any Debt of any Company that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

              (b) No Company has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its Property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 8.9.

              (c) All balances outstanding on the date of Closing under promissory notes and other indebtedness owed by the Companies to sellers of previously-acquired businesses have been either (i) repaid from proceeds of the Loan and the Senior Debt, or (ii) exchanged for common stock pursuant to certain letter agreements with the Parent;

Section 5.16 Foreign Assets Control Regulations, Etc. Neither the making of the Loan contemplated by this Agreement, the performance hereunder by any Company, the use of the proceeds of the Loan, or the consummation of the Acquisition, will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

Section 5.17  Certain Statutory Matters.

              (a) Investment Company Act. None of the Companies is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or intends to become an investment company; none of the Companies or any of their officers, directors, partners or controlling persons is an Affiliated Person of any Holder;

              (b) Small Business Act. The statements set forth in the Size Status Declaration (SBA Form 480), Assurance of Compliance for Non-Discrimination (SBA Form 652-D) and Portfolio Financing Report (SBA Form 1031), as previously provided and set forth as Exhibits 5.17A, 5.17B and 5.17C, respectively, are complete and accurate in all material respects; none of the Companies or any of their officers, directors, partners or controlling persons is an Associated Person (as defined in 13 CFR 120.10) of any Holder; and

              (c) No Company is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

Section 5.18  Environmental Matters.

              (a) No claim or proceeding instituted or, to the knowledge of the Companies, threatened has been raising any claim against any Company or any of its real properties now or formerly owned, leased or operated by it or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

              (b) There are no facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any Company or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

              (c) No Company has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by it and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect;

              (d) All buildings on all real properties now owned, leased or operated by any Company are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect; and

              (e) There are no Liens, nor has any Company received notice of any potential Liens, arising under any Environmental Laws against any of the real properties owned, leased or operated by it.

Section 5.19  [Intentionally Omitted].

Section 5.20  Insurance.  The insurance required by the provisions of Section
7.2 is, or on the date of Closing will be, in force and all premiums due and payable in respect thereof have or will have been paid. The Companies represent and warrant that they are the owner and beneficiary of the life insurance policy referred to in Section 7.2(e) with respect to Messieurs Policano and Manzo and that it has given written notice to the insurer that the beneficiary cannot be changed without the prior written consent of the Majority Holders.

Section 5.21 Patents, Trademarks and Copyrights. Schedule 5.21 hereto lists, as of the date of this Agreement, all patents, patent applications, trademark and service mark registrations and applications therefor and copyright registrations and applications therefor owned or licensed by each Company, and all license agreements for the same entered into by the Companies. Each Company as of Closing, after giving effect to the consummation of the Acquisition, will own, possess or, with respect to any license agreement, will have the valid right to use all such patents, patent applications, trademark and service registrations and applications therefor and copyright registrations and applications therefor necessary for the present and, as now contemplated, future conduct of its business, after giving effect to the consummation of the Acquisition, without any Material conflict with the rights of others.

Section 5.22 Solvency. As of Closing, before and after giving effect to the transactions contemplated by the Loan Documents and to the consummation of the Acquisition, (i) the fair saleable value of the assets of the Companies on a going concern basis will be in excess of the total amount of its liabilities (including for purposes of this definition all liabilities, whether or not reflected on a balance sheet prepared in accordance with GAAP, and whether direct or indirect, fixed or contingent, secured or unsecured, disputed or undisputed); (ii) the Companies will be able to pay their respective debts and obligations as they mature in the ordinary course of its business as proposed to be conducted and the Companies will be able to make all scheduled payments on their respective Debt; (iii) the Companies will not have unreasonably small capital to carry out their respective businesses as proposed to be conducted; and (iv) the Companies have not taken any actions with respect to the transactions contemplated by the Loan Documents and to the consummation of the Acquisition with actual intent to hinder, delay or defraud either present or future creditors.

Section 5.23 Material Contracts. Except as set forth in Schedule 5.06, there are no contracts individually Material to the business of the Companies.

Section 5.24 Year 2000 Compliance. Each Company has conducted a comprehensive review and assessment of the computer applications of such Company and has made inquiry of its material suppliers, vendors (including data processors) and customers, with respect to any defect in computer software, data bases, hardware, controls and peripherals related to the occurrence of the year 2000 or the use at any time of any date which is before, on, and after December 31, 1999, in connection therewith. Based on the foregoing review, assessment and inquiry, the Companies represent and warrant that no such defect, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.25 Additional Representations and Warranties. Each Company represents and warrants that the representations and warranties contained in Sections 3 and 4 of the Acquisition Agreement and in Article 5 of the Credit Agreement are true and correct in all material respects as of the date given.

Section 5.26 Management History. During the past ten (10) years neither of the Principals, nor any other officer or director of any of the Companies, has been arrested for or convicted of any criminal offense, petitioned or been granted any relief in bankruptcy, or (except in the capacity as a trustee in bankruptcy) served as an officer or director of any company or other entity which has petitioned or been granted such relief (except in a professional capacity).

Section 5.27 No Side Agreements. Except as set out in Schedule 5.27 hereof, none of the Companies or any of their officers or directors or any shareholders owning five percent (5%) or more of the equity securities in the Parent are party to any agreement with either Holder except for the

Loan Documents and the other documents mentioned herein or listed as exhibits hereto; except for the Loan Documents and agreements with respect to their acquisition of other consulting businesses, the Companies are not party to any agreement calling for any action by any of the Companies outside the ordinary course of their businesses; there exists no agreement or understanding calling for any payment or consideration from a customer or supplier of any of the Companies to an officer or director of any of the Companies or shareholder owning more than five percent (5%) of the equity securities of the Parent in respect of any transaction between any such Company and such supplier or customer; no affiliate of any of the Companies, directly or through any business concern affiliated with such affiliate, transacts any business with any of the Companies other than employment complying with the terms of Section 8.29 below.

Section 5.28 Capital Structure. The authorized capital stock of each of the Companies is as set forth on Schedule 5.28, and all such stock has been duly issued in accordance with applicable laws including federal and state securities laws and is fully paid and nonassessable; except as set forth on Schedule 5.28, there are no options, warrants or other securities which are convertible or exchangeable for capital stock of any of the Companies, and there are no preemptive rights in respect to capital stock of any of the Companies.

Section 5.29 Collective Bargaining. Except as disclosed on Schedule 5.29 hereto, none of the Companies is a party to or subject to any collective bargaining agreements or union contracts. There are no labor disputes pending or, to any of the Companies' knowledge, threatened against any of the Companies, which could, materially and adversely, affect the business or the condition of any of the Companies.

Section 5.30 Employee Matters. Each of the Companies has delivered to the Holders copies of all employment and compensation contracts, including all individual retirement benefit agreements and any labor contracts not disclosed on Schedule 5.29, between any of the Companies and officers and directors of any of the Companies, and all such contracts are listed on Schedule 5.30; except as set forth on Schedule 5.30: (a) no officer or key employee of any of the Companies is currently on short-term or long-term disability, (b) no officer or key employee of any of the Companies has terminated his or her employment since January 1, 1999, (c) no officer or key employee of any of the Companies has advised any such Company (orally or in writing) that he or she intends to terminate employment with such Company and (d) no written notice of termination has been given to any officer or key employee.

Section 5.31 No Competing Business Interests. Neither the Principals nor, to the knowledge of the Companies, any of the Companies' other officers, directors, or principal employees has any direct or indirect interest, including, but not limited to, the ownership of stock in any corporation, in any business, that competes with any of the Companies, except with respect to the ownership of less than 5% of the equity securities of any entity whose securities are Publicly Traded.

Section 5.32 No Conflicting Non-Competition Agreements. Except pursuant to employment or non-competition agreements with the Parent or another Company, neither any of the Companies nor any of the Principals is subject to any contract or agreement purporting to limit their rights to compete in any market in which any of the Companies presently provides, or proposes to provide, goods or services; or purporting to restrict their rights to disclose information in respect to such competition.

Section 5.33 Acquisition Agreement. Attached as Exhibit 5.33 hereto is a true copy of the Acquisition Agreement, which is unmodified, in full force and effect, and neither the Parent nor, to the Parent's knowledge, any other party thereto, is in material breach thereunder.

Section 5.34 Senior Debt Documents. Attached as Exhibit 5.34 hereto are true copies of all material Senior Debt Documents; such documents are unmodified, in full force and effect, and neither the Companies nor, to their knowledge any other party is in material breach thereunder.

                                   ARTICLE 6

                              REPORTING COVENANTS

       Subject to the expiration provisions in Article 18 hereof, each of the Companies shall comply with the following covenants.

Section 6.1 Financial and Business Information. The Companies shall deliver to each Holder:

             (a) Quarterly Statements -- promptly, and in any event, within 45 days after the end of each quarterly fiscal period in each fiscal year of the Parent (excluding the last quarterly fiscal period of each such fiscal year), a copy of:

                  (i) an unaudited consolidated balance sheet of the Parent as at the end of such quarter, and

                  (ii) unaudited consolidated statements of income, changes in shareholders' equity and cash flows of the Parent for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year all in reasonable detail, prepared in accordance with GAAP, and certified by the Chief Financial Officer of the Parent as fairly presenting, in all material respects, the financial position of the Companies and their results of operations and cash flows, subject to changes resulting from year-end adjustments together with a written management discussion and analysis of the operations and financial condition of the Companies (it being agreed that delivery within the time period specified above of copies of the Parent's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the foregoing requirements of this Section 7.1(a) to the extent the information contained in said Form 10-Q is duplicative of the requirements hereinabove);

             (b) Annual Statements -- promptly, and in any event, within 90 days after the end of each fiscal year of the Parent, a copy of, (i)consolidated and consolidating balance sheet of the Parent, as at the end of such year, and
(ii) consolidated and consolidating statements of income, changes in shareholders' equity and cash flows of the Parent, for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by

                  (A) an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Companies and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

                  (B) a certificate of such accountants stating that they have reviewed the financial covenants contained in Sections 8.1 through 8.5, inclusive, and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default under such Sections, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default); and

                  (C) a written management discussion and analysis of the operations and financial condition of the Companies;

It is agreed that the delivery within the time period specified above of the Parent's Annual Report on Form 10-K for such fiscal year, together with the Parent's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act, which annual report to shareholders prepared pursuant to said Rule 14a-3 (is) delivered to the Holders within 120 days (and not 90 days) after the end of the related fiscal year and which is prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant certificate described in clause (B) above, shall be deemed to satisfy the requirements of this Section 6.1(b) to the extent the information contained therein is duplicative of the requirements hereinabove;

             (c) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Parent to its stockholders generally, and (ii) each report, each registration statement, and each prospectus and all amendments thereto filed by the Parent with the Securities and Exchange Commission and of all press releases and other written statements made available generally by an Company to the public concerning developments that are Material;

             (d) Notice of Default or Event of Default -- promptly, and in any event within one Business Day after a Responsible Officer becomes aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 9(f), a written notice specifying the nature and period of existence thereof and within 5 Business Days after such Responsible Officer becomes so aware, a written description of what action the relevant Company is taking or proposes to take with respect thereto;

             (e) ERISA Matters -- promptly, and in any event within two Business Days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that each Company or an ERISA Affiliate proposes to take with respect thereto:

                  (i)   with respect to any Plan (other than any Multiemployer
Plan), any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                  (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan (other than any Multiemployer Plan), or the receipt by any Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                  (iii) any event, transaction or condition that could result in the incurrence of any liability by any Company or any ERISA Affiliate pursuant to Title I (other than normal operating liabilities under a Plan) or IV of ERISA or the penalty or excise tax provisions of the Internal Revenue Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of any Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions.

             (f) Notices from Governmental Authority -- promptly, and in any event within 5 days of receipt thereof, copies of any notice to any Company from any Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

             (g) Audit Reports -- promptly upon receipt thereof, one copy of each interim or special audit made by independent accountants of the books of an Company and any management letter received from such accountants;

             (h)  Material Litigation -- promptly (and in any event within five
(5) Business Days) after any Company becomes aware of (i) the institution of, or written (or otherwise overt) threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting a Company or any of its property, or (ii) any Material development in any such action, suit, proceeding, governmental investigation or arbitration, which, in either case, if adversely determined, could have a Material Adverse Effect, a certificate of a Responsible Officer of the relevant Company describing the nature and status of such matter in reasonable detail (unless such disclosure would, in the reasonable opinion of counsel to the Parent, cause a waiver of attorney-client privilege);

             (i) Waivers and Consents -- as soon as possible and in any event within two Business Days of entering into any waiver or consent to the any Senior Debt Document, the Companies shall provide written notice (together with copies of all executed instruments relevant thereto) to the Holders of any such waiver or consent along with such other information as may be necessary to explain the reason for such waiver or consent, provided that, nothing in this clause (i) shall in any way affect the agreement of the Companies contained in
Section 8.24, in addition, the

Companies shall send copies of any proposed or requested waivers or consents or modifications to any Senior Debt Document as promptly as practicable and in no event less than five Business Days prior to the effectiveness thereof;

             (j) Notices -- as soon as possible, copies of any notices given by or delivered to an Company under or pursuant to the Senior Debt Documents, the Acquisition Agreement or the Companies' agreements with Messieurs Policano and Manzo, including without limitation, any notices of default thereunder or any claims for indemnities.

             (k) Budgets; Long Term Plans -- (i) as soon as available, but in any event not later than 15 days prior to the first day of each fiscal year commencing with the fiscal year 2001 of the Parent, a copy of the initial budget of the Companies for such fiscal year, prepared on a monthly basis and including appropriate balance sheet, income statement, cash flow and working capital projections for such period, (ii) promptly after the same are produced, copies of any material adjustments to the budget of the Companies referred to in clause
(i) above, and (iii) promptly after the same is presented to the Board of Directors of the Companies, a copy of any long-range business plans of the Companies that may be prepared from time to time for or at the direction of the Board of Directors of the Companies, and all material amendments thereto which may be in effect from time to time;

             (l) Variation from Budget -- as soon as available, but in any event within 30 days following the end of each quarterly period beginning March 31, 2000, a written statement of a Responsible Officer of the Company setting forth an explanation for any Material variance from the budget for such quarterly reporting period;

             (m) Borrowing Base Certificate -- a Borrowing Base Certificate as and when provided under the Credit Agreement;

             (n) Other Reports -- as soon as available, and in any event within twenty (20) days after the close of each monthly accounting period of the Company, an accounts receivable and summary accounts payable aging, and an accounts receivable reconciliation report, each as of the close of such period and in reasonable detail prepared by the Company and certified to by a Senior Financial Officer; and

             (o) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of any Company or relating to the ability of any Company to perform its obligations hereunder and under the Debentures and the other Loan Documents (including, without limitation, any data or information furnished to any other holder of Debt of any Company) as from time to time may be reasonably requested by any Holder.

             (p) Notices under Subordination Agreement with Senior Lender -- within five (5) days of receipt, a copy of any notices or other communications provided to any Company by any holders of any Senior Debt pursuant to the terms of Schedule 1.03 hereto.

Section 6.2 Officer's Certificate'. Each set of financial statements delivered to a Holder pursuant to Section 6.1(a) or 6.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

            (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Companies were in compliance with the requirements of Section 7.2 and Section 8.1 through Section 8.5, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

            (b) Event of Default -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of each Company from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action any Company shall have taken or proposes to take with respect thereto.

Section 6.3 Inspection. Each Company shall permit the representatives of each Holder, upon reasonable prior notice to the Company, to visit and inspect any of the offices or properties of such Company, to examine all its books of account, records, reports and other papers, to make copies and extracts therefrom and to discuss the affairs, finances and accounts of such Company with such Company's officers and accountants (and by this provision each Company authorizes said accountants to discuss the affairs, finances and accounts of such Company), all at such reasonable times during normal business hours and as often as may be reasonably requested. Any such visit or inspection shall, during the continuance of a Default or an Event of Default, be at the relevant Company's expense.

                                   ARTICLE 7

                             AFFIRMATIVE COVENANTS

       Subject to the expiration provisions in Article 18 hereof, each of the Companies shall comply with the following covenants, unless such compliance is waived in writing by the Majority Holders.

Section 7.1 Compliance with Law. The Companies will comply with all laws, ordinances or governmental rules or regulations to which it is subject, including, without limitation, ERISA and Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 7.2 Insurance. The Companies shall maintain at their own expense, with insurers acceptable to the Majority Holders and comply with all terms and conditions of the following insurance coverages:

             (a) the Companies shall maintain all risk property insurance against direct physical loss or damage on an all risks basis, including flood and earthquake coverage, subject to a maximum deductible of $50,000. The property shall be insured for the full replacement cost and such policy shall contain an agreed amount endorsement waiving any coinsurance penalty;

             (b) as an extension of the coverage required under Section 7.2(a), the Companies shall maintain business income insurance on a profits form including extra expense in an agreed amount not less than $2,000,000 with a minimum period of indemnity of six (6) months, subject to a maximum five-day waiting period or $50,000 deductible and shall contain an agreed amount endorsement waiving any coinsurance penalty;

             (c) the Companies shall maintain commercial general liability insurance written on an occurrence basis with a limit of not less than $1,000,000 each occurrence and $2,000,000 in the aggregate. Such coverage shall include, but not be limited to, premises/operations, blanket contractual liability, independent contractors, broad form products and completed operations, personal injury, fire legal liability and employee benefits liability. Such insurance shall not exclude coverage for punitive or exemplary damages where insurable by law;

             (d) the Companies shall maintain workers' compensation insurance in accordance with statutory provisions covering accidental injury, illness or death of an employee of the Companies while at work or in the scope of his or her employment with the Companies and employer's liability insurance in an amount not less than $500,000. Such coverage shall not contain any occupational disease exclusions;

             (e) the Companies shall maintain automobile liability insurance covering owned, non-owned, leased, hired or borrowed vehicles against bodily injury or property damage. Such coverage shall have a limit of not less than $1,000,000;

             (f) the Companies shall maintain excess or umbrella liability insurance in an aggregate amount not less than $10,000,000, written on an occurrence basis providing limits in excess of the insurance limits required under Section 7.2(c), (d) (employers liability only), (e), (i), (j), and (k). Such insurance shall follow form the primary insurances and drop down in case of exhaustion of underlying limits and /or aggregates. Such insurance shall not exclude coverage for punitive or exemplary damages where insurable by law;

             (g) the Companies shall maintain employee dishonesty insurance in an amount not less than $1,000,000 including loss Inside/Outside coverage, Depositors Forgery, and computer theft and funds transfer fraud, in an amount not less than $1,000,000 each insuring agreement;

             (h) the Companies shall maintain employment practices liability insurance written on a claims-made basis with a limit of not less than $1,000,000 each loss and in the aggregate with a deductible not to exceed $25,000;

             (i) the Companies shall maintain professional liability insurance written on a claims-made basis (with coverage for prior acts including, without limitation, prior acts of P&M provided, that such coverage with respect to P&M shall not be required to be in force prior to 30 days after the date of Closing)) with a limit of not less than $5,000,000 each claim and in the aggregate with a deductible not to exceed $50,000;

             (j) the Companies shall maintain directors and officers liability insurance in an amount not less than $5,000,000 with coverage to be provided for the new board of directors with an effective date as of Closing; and

             (k) if the Senior Debt is retired prior to the repayment of the Loan, the Parent shall within ten (10) Business days of such retirement provide to the Holders as collateral security for the Loan a collateral assignment of the key man life insurance policies in the amount of $10,000,000 each on the lives of Messieurs. Policano and Manzo which are required by Section 9.2 (b)
(xi) of the Credit Agreement With respect to each such life insurance policy, the Parent shall be irrevocably designated as the owner and beneficiary thereunder, and shall not change the beneficiary or owner thereof without the prior written consent of the Majority Holders; and shall keep both such policies in full force and effect while the Loan is outstanding.

Upon the request of the Majority Holders, the Companies will provide Holders with copies of their insurance policies.

Section 7.3 Maintenance of Properties, Environmental Matters, Etc.. The Companies will maintain and keep, or cause to be maintained and kept, its properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section 7.3 shall not prevent an Company from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and such Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Without limiting the generality of this Section 7.3, each
Company: (i) shall maintain its properties in compliance in all Material respects with any applicable Environmental Laws; (ii) shall obtain and maintain in full force and effect all governmental approvals required for its operations at or on its properties by any applicable Environmental Laws; (iii) shall cure as soon as practicable any material violation of applicable Environmental Laws with respect to any of its properties; (iv) shall not, and shall not permit any other Person to, own or operate on any of its properties any landfill or dump or hazardous waste treatment, storage or disposal facility as defined pursuant to the Resource Conservation and Recovery Act of 1980, as amended, or any comparable state law; (v) shall not use, generate, treat, store, release or dispose of Hazardous Materials at or on any of its properties (including without limitation, any underground storage tanks) except in the ordinary course of its business and in Material compliance with all Environmental Laws; and (vi) shall notify each Holder in writing, and within a reasonable period of time, and provide any reasonably requested documents, upon learning of any Material environmental claim or Material violation of any Environmental Laws, or any release of a reportable quantity (as determined under any Environmental Law) of a Hazardous Material, or any claim arising out of or in connection with a release of a Hazardous Material, which arises in connection with any of its properties, and any other environmental or health and safety condition which would reasonably be expected to result in any material interference with the use or operation of any of its properties or could reasonably be expected to have a Material Adverse Effect. With respect to any release of Hazardous Materials, the Companies shall conduct any necessary or required investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other response action necessary to remove, clean up or abate any material quantity of Hazardous Materials released or disposed at or on any of its properties as required by any applicable Environmental Law.

Section 7.4 Payment of Taxes and Claims. The Companies will file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on it or any of its Properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of any Company, provided that no Company need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by such Company on a timely basis in good faith and in appropriate proceedings, and such Company has established reserves reasonably deemed by it to be adequate on its books with respect thereto and
(ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect and any Lien resulting from such nonpayment of any such tax or assessment or claim is and remains a Permitted Lien.

Section 7.5 Corporate Existence, Etc. Each Company will at all times preserve and keep in full force and effect its legal existence, provided, however, that
(a) any Subsidiary may merge of consolidate with or into any other Subsidiary if, at the time thereof and after giving effect thereto, (i) no Default or Event of Default exists hereunder and (ii) in the case of any such transaction involving an Inactive Subsidiary, such transaction shall satisfy the requirements of Section 8.13 and (b) the foregoing shall not prohibit the transactions required under Section 8.13. Each Company will at all times preserve and keep in full force and effect all rights and franchises of such Company unless, in the good faith judgment of such Company, the termination of or failure to preserve and keep in full force and effect such right or franchise could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 7.6 Subsidiaries.__The Parent will at all times own 100% of the capital stock or membership interest (as applicable) of each Subsidiary, provided, however, that any Subsidiary may merge into any other Subsidiary so long as no Default exists hereunder. If any Company acquires any Subsidiary after the Closing, such Company shall, concurrently with such acquisition, cause such Subsidiary to join this Agreement as a co-borrower hereunder pursuant to an instrument of joinder satisfactory in form and substance to the Majority Holder.

Section 7.7  Taxes.

             (a) Payments Free and Clear of Taxes. Any and all payments by any Company hereunder, under the Debentures or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes (including any excise taxes), levies, imposts, deductions, charges, penalties, assessments, or withholdings, and all liabilities with respect thereto, excluding, in the case of each Holder, taxes imposed on its income, capital, profits or gains and franchise taxes imposed on it, in each case by (i) the United States (including, without limitation, withholding taxes imposed by the United States) including any authority, agency or instrumentality thereof, (ii) the jurisdiction in which such Holder's office is located or (iii) the jurisdiction in which such Person is organized, managed, controlled or doing business, in each case including all political subdivisions thereof (all such taxes, levies, imposts, deductions, charges, withholdings and liabilities not excluded by the foregoing clauses (i), (ii) or (iii) being hereinafter referred to as "Taxes"). If any Company shall be required by law to withhold or deduct any Taxes from or in respect of any sum payable hereunder, under the Debentures or under any other Loan Document to such Holder or the Majority Holders, (x) such sum payable shall be increased as may be necessary so that after making all required withholdings or deductions (including withholdings or deductions applicable to additional sums payable under this Section 7.7) such Holder or the Majority Holders (as the case may be) receives an amount equal to the sum it would have received had no such withholdings or deductions been made, (y) such Company shall make such withholdings or deductions, and (z) such Company shall pay the full amount withheld or deducted to the relevant taxation authority or other authority in accordance with applicable law. In no event shall any Holder receive actual payments hereunder which are duplicative of other actual payments made to such Holder hereunder.

             (b) Other Taxes. In addition, the Companies agree to pay any present or future stamp, value-added or documentary taxes or any other excise or property taxes, charges or similar levies which arise from and which relate directly to (i) any payment made under any Loan Document or (ii) the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Debentures or any other Loan Document (hereinafter referred to as "Other Taxes").

             (c) Indemnification. The Companies will indemnify all Holders against, and reimburse each on demand for, the full amount of all Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any Governmental Authority on amounts payable under this Section 7.7 and any additional income or franchise taxes resulting therefrom) incurred or paid by such Holder or the Majority Holders (as the case may be) or any affiliate of such Holder and any liability (including penalties, interest, and out-of-pocket expenses paid to third parties) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or lawfully payable; provided that the Companies shall not be obligated to indemnify any Holder, Agent or any affiliate of such Holder or Agent for liability resulting from such person's gross negligence or willful misconduct or its failure to give notice thereof to the Company within a reasonable period after it becomes aware of such Taxes or Other Taxes. A certificate as to any amount payable to any person under this Section 7.7 submitted by such person to the Company shall, absent manifest error, be final, conclusive and binding upon all parties hereto. This indemnification shall be made within thirty (30) days from the date such person makes written demand therefor and within thirty (30) days after the receipt of any refund of the Taxes or Other Taxes following final determination that the Taxes or Other Taxes which gave rise to the indemnification were not required to be paid, such person shall repay the amount of such paid indemnity to the Company. Such person agrees to take reasonable efforts to pursue any right such person has to any rebate, refund or credit of such paid indemnity.

             (d) Receipts. Within thirty (30) days after the date of any payment of Taxes or Other Taxes by an Company, such Company will furnish to the Holder or Holders affected thereby, the original or a certified copy of a receipt or other documentation reasonably satisfactory to such Holder evidencing payment thereof. The Parent will furnish to any Holder upon such Holder's request from time to time an Officer's Certificate stating that all Taxes and Other Taxes of which it is aware that are due have been paid and that no additional Taxes or Other Taxes of which it is aware are due.

             (e) Withholding Forms. Each Holder which is not created or organized under the laws of the United States or a political subdivision thereof shall deliver to the Parent on or before the date of the Closing or upon becoming, and from time to time thereafter upon the Parent's request, a true and accurate certificate executed in duplicate by a duly authorized officer of such Holder to the effect that such Holder is eligible to receive payments hereunder and under the Debentures without deduction or withholding of United States federal income tax (I) under the provisions of an applicable tax treaty concluded by the United States (in which case the certificate shall be accompanied by two duly completed copies of IRS Form 1001 (or any successor or substitute form or forms)) or (II) under Sections 1441(c) (1) and 1442(a) of the Internal Revenue Code (in which case the certificate shall be accompanied by two duly completed copies of IRS Form 4224 (or any successor or substitute form or forms)) or (III) in the case of any Holder claiming exemption from United States withholding tax with respect to "portfolio interest," a properly completed and executed Internal Revenue Service Form W-8 (or any successor or substitute form or forms) and a certificate representing that such holder is not a "bank" for purposes of Section 881(c) of the Internal Revenue Code, is not a "10% shareholder" of the Parent within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code, and is not a "controlled foreign corporation" with respect to the Parent within the meaning of Section 864(d)(4) of the Internal Revenue Code.

Section 7.8 [Intentionally Omitted].

Section 7.9 Post Closing Balance Sheets. (a) Within 30 days after Closing, the Parent will deliver to each Holder a consolidated balance sheet of the Parent, prepared by the Parent reflecting the assets, liabilities and stockholders' equity of the Parent as of the date of Closing, adjusted to reflect the effect of the Loan and the use of the proceeds thereof and the consummation of the Acquisition, including the payment of related costs and expenses; (b) within 60 days after Closing the Parent will deliver to each Holder a copy of all information described in Section 6.1(k) hereof, but with respect to fiscal year 2000 instead of 2001.

Section 7.10 Use of Proceeds. All proceeds of the Loan shall be used as provided in Schedule 5.14; each Company shall allow Holders to conduct a review of such Company's books and records to confirm such use; and within ten (10) days of such use the Parent shall provide a written certification of such use to the Holders.

Section 7.11 Year 2000 Problem. The Companies shall take all actions necessary and commit adequate resources to assure that its computer-based and other systems are able to effectively process data, including dates before, on and after January 1, 2000, without experiencing any Year 2000 Problem that could cause a Material Adverse Effect. At the request of any Holder or Agent, the Parent will provide such Holder and Agent with assurances and substantiations (including, but not limited to, the results of internal and external audit reports prepared in the ordinary course of business) reasonably acceptable to such Holder or Agent as to the capability of the Companies to conduct their businesses and operations before, on and after January 1, 2000 without experiencing a Year 2000 Problem causing a Material Adverse Effect.

Section 7.12 Board Meetings and Representation. Each Company shall hold meetings of its Board of Directors at least quarterly; allow two designees of the Holders, (one designated by Group 1 and one by Newcourt), to attend such meetings and all meetings of committees of such Board at the Parent's expense (such expenses not to include hourly rates of the person attending such meetings); provide the Holders the same prior notice of such meetings and written materials as given to the directors (notice to the Holders by facsimile or voice mail shall be sufficient); notwithstanding the foregoing, if any of the Companies' Boards desires to act by unanimous written consent in lieu of a meeting, it may do so provided that the Holders receive, prior to their adoption, a copy of the resolutions to be adopted in the same manner and at the same time as provided to the directors; each of the Companies shall use its best efforts to cause the designee of Group 1, upon written request of Group 1, to be elected to its Board of Directors, and to cause a designee of Group 2, upon the written request of the holders of Debentures (or Warrants, in the event that no Debentures are outstanding) representing a majority of the outstanding Debentures held by Group 2 whenever an uncured Event of Default shall be outstanding, to be elected to such board, but only in cases where one or more of the entities within the definition of "Group 1" or "Group 2" (as the case may be), or their affiliates, owns a Debenture, a Warrant, or Shares obtained directly or indirectly pursuant to a Warrant;

Section 7.13 First Refusal for Future Financings. Each Company shall offer to issue to the Holders all subordinated debt, equity, or convertible securities proposed to be issued by any of the Companies, on the most favorable terms to be offered to any other party; such offer may be accepted in whole but not in part by the Holders who must respond to such offer within ten (10) days of receipt thereof; failure to respond within such time shall be construed as a decline of the offer by the relevant Holder; this Section shall not be construed to limit or qualify any covenant against such issuance; each Holder shall be entitled to purchase that portion of any such issuance corresponding to their respective percentage of the Loan at the time of the issuance, and to their ratable share of any portion thereof declined by any other Holder;

Section 7.14 Payments and Other Debts. Each Company shall make all payments of principal, interest and expenses as and when due under the Debentures, without setoff and regardless of any claim any of the Companies may have against the Holders; and comply in all respects with all terms, conditions and covenants relating to other Debt obligations of the Companies;

Section 7.15 Information Requests. Each Company shall furnish from time to time to any Holder at the Parent's expense all information a Holder may reasonably request to enable such Holder to prepare and file any report or form required of such Holder by the Securities and Exchange Commission or any other regulatory authority;

Section 7.16 Further Assurance. Each Company shall from time to time promptly execute and deliver to the Holders such additional documents, and take such other reasonable steps, as the Holders may reasonably require to carry out the purposes hereof and of the other Loan Documents, or to protect the Holders' rights hereunder or thereunder.

Section 7.17 Payments Under Special Indemnity of P&M. Each Company shall pay to the Holders, within 5 days of receipt, as a prepayment against the principal balance under the Loan, all sums received pursuant to Section 8.1A of the Acquisition Agreement, except (a) to the extent such sums are paid to the holders of the Senior Debt, and (b) sums expended to recruit replacements for Messieurs Policano or Manzo (as the case may be), up to $2,000,000 for each of them.

                                   ARTICLE 8

                               NEGATIVE COVENANTS

       Subject to the expiration provisions in Article 18 hereof, each of the Companies shall comply with the following covenants, unless such compliance is waived in writing by the Majority Holders.

Section 8.1  Coverage Ratios.

             (a) The Companies will not permit the Total Interest Charges Coverage Ratio at the end of each calendar quarter to be less than the ratio specified below set forth opposite such quarter end:

             Calendar Quarter Ending                    Ratio
             March 31, 2000                          2.00 to 1.00
             June 30, 2000                           2.00 to 1.00
             September 30, 2000                      2.10 to 1.00
             December 31, 2000                       2.10 to 1.00
             March 31, 2001                          2.25 to 1.00
             June 30, 2001                           2.25 to 1.00
             September 30, 2001                      2.75 to 1.00
             December 31, 2001                       2.75 to 1.00
             March 31, 2002                          3.00 to 1.00
             June 30, 2002                           3.00 to 1.00
             September 30, 2002                      3.00 to 1.00
             December 31, 2002                       3.00 to 1.00
             March 31, 2003                          3.50 to 1.00
             June 30, 2003                           3.50 to 1.00
             September 30, 2003                      3.50 to 1.00
             December 31, 2003                       3.50 to 1.00
             March 31, 2004                          3.50 to 1.00
             June 30, 2004                           3.50 to 1.00
             September 30, 2004                      3.50 to 1.00
             December 31, 2004                       3.50 to 1.00
             March 31, 2002 and each calendar
             quarter end thereafter                  3.50 to 1.00

             (b) The Companies will not permit the Total Debt Service Coverage Ratio at the end of each calendar quarter to be less than the ratio specified below set forth opposite such quarter end:

             Calendar Quarter Ending                    Ratio
             March 31, 2000                          1.05 to 1.00
             June 30, 2000                           1.05 to 1.00
             September 30, 2000                      1.05 to 1.00
             December 31, 2000                       1.05 to 1.00
             March 31, 2001                          1.15 to 1.00
             June 30, 2001                           1.15 to 1.00
             September 30, 2001                      1.15 to 1.00
             December 31, 2001                       1.15 to 1.00
             March 31, 2002 and each calendar        1.25 to 1.00
             quarter end thereafter

Section 8.2 Current Ratio.

              The Companies will not permit the Current Ratio at the end of each calendar quarter to be less than 1.25 to 1.00:

Section 8.3 Minimum EBITDA. The Companies will not permit EBITDA for any 12 month period to be less than the amount specified below opposite the last day of such period.

             12-month period ending                Minimum EBITDA
             March 31, 2000                          $22,000,000
             June 30, 2000                           $22,500,000
             September 30, 2000                      $22,500,000
             December 31, 2000                       $23,500,000
             March 31, 2001                          $24,500,000
             June 30, 2001                           $25,000,000
             September 30, 2001                      $26,000,000
             December 31, 2001                       $28,000,000
             March 31, 2002 and each calendar        $31,000,000
             quarter end thereafter

Section 8.4  Debt to Cash Flow Ratio.

The Companies will not permit the Debt to Cash Flow Ratio at the end of each calendar quarter to be greater than the ratio specified below set forth opposite such quarter end:

             Calendar Quarter Ending                     Ratio
             March 31, 2000                          4.25 to 1.00
             June 30, 2000                           4.25 to 1.00
             September 30, 2000                      4.25 to 1.00
             December 31, 2000                       4.25 to 1.00
             March 31, 2001                          3.75 to 1.00
             June 30, 2001                           3.75 to 1.00
             September 30, 2001                      3.50 to 1.00
             December 31, 2001                       3.50 to 1.00
             March 31, 2002                          3.00 to 1.00
             June 30, 2002                           3.00 to 1.00
             September 30, 2002                      3.00 to 1.00

             Calendar Quarter Ending                    Ratio
             December 31, 2002                       3.00 to 1.00
             March 31, 2003 and each calendar        2.50 to 1.00
             quarter end thereafter

Section 8.5 Lease Rentals. The Companies will not, at any time, permit aggregate Lease Rentals at the end of each calendar year for the immediately preceding period of 12 consecutive calendar months ending at the end of such year to exceed the amount specified below opposite such year end and set forth below:

              Calendar Year Ending                            Amount
              December 31, 2000                             $ 6,000,000

              December 31, 2001                             $ 8,000,000

              December 31, 2002                             $10,000,000

              December 31, 2003                             $12,000,000

              December 31, 2004                             $14,000,000

              December 31, 2005 and thereafter              $16,000,000

Section 8.6 Maximum Executive Compensation. The Companies will not pay salaries or other compensation, or make advances or loans including, without limitation loans or advances which are anticipated to be forgiven or not timely repaid in cash, to any employee in excess of seven hundred fifty thousand dollars ($750,000) per annum except pursuant to Performance Bonus plans listed in

Schedule 8.6. For purposes hereof, the term "Compensation" shall not include severence payments or loans for stock purchase. No employee shall have an employment contract or be subject to a compensation plan with a term of more than four (4) years.

Section 8.7 Limitation on Capital Expenditures. The Companies will not permit the aggregate amount of Capital Expenditures for any year to exceed the amount specified below for such year.

                   Year                          Maximum Capital Expenditure
-------------------------------------------------------------------------------
                   2000                                  $3,090,000
-------------------------------------------------------------------------------
                   2001                                  $3,180,000
-------------------------------------------------------------------------------
                   2002                                  $3,280,000
-------------------------------------------------------------------------------
                   2003                                  $3,380,000
-------------------------------------------------------------------------------
                   2004                                  $3,480,000
-------------------------------------------------------------------------------
                   2005                                  $3,580,000
-------------------------------------------------------------------------------
                   2006                                  $3,690,000
-------------------------------------------------------------------------------

Section 8.8 Limitations on Debt. No Company will create, assume, guarantee or otherwise incur or in any manner be or become liable in respect of any Debt, except:

             (a)  The Loan and the Debentures;

             (b) Senior Debt (i) in the amount outstanding at the Closing, as such Debt may be amended, refinanced or refunded and (ii) any additional amount of Senior Debt to the extent the incurrence of such portion of Senior Debt does not violate any other covenant or provision of this Agreement or exceed principal amount specified in the definition of Senior Debt in the Subordination Agreement between the Holders and the Agent (as such definition may from time to time be amended);

             (c) Any Swap entered into by any Company which is required according to the terms of any Senior Debt Document;

             (d)  Other Debt set out in Schedule 5.15;

             (e) Unsecured debt or secured Debt permitted pursuant to Section 8.9(g), for the purpose of making Capital Expenditures, in an aggregate principal amount not to exceed $1,500,000 per year; and

             (f) Other secured debt permitted pursuant to Section 8.9(g) in an aggregate principal amount not to exceed $500,000.

Section 8.9 Limitation on Liens. No Company will create or incur, or suffer to be incurred or to exist, any Lien on its property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its general creditors, or acquire or agree to acquire any property or assets upon conditional sales agreements or other title retention devices, except for Liens as follows (collectively, "Permitted Liens"):

             (a) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen, provided payment thereof is not at the time required by Section 7.4; provided further in each case, the obligation secured is not overdue or, if overdue, is bonded or the execution of which is stayed by appropriate judicial action; and provided finally that any such Lien is subject and subordinate to the Lien of the Senior Debt Documents unless otherwise provided by operation of law;

             (b) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which such Company shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which the obligation secured by such Lien is bonded or a stay of execution pending such appeal or proceeding for review shall have been secured; provided that any such Lien is subject and subordinate to the Lien of the Senior Debt Documents;

             (c) Liens incidental to the conduct of business or the ownership of properties and assets (including Liens in connection with worker's compensation, unemployment insurance and other like laws, warehousemen's and attorneys' liens and statutory landlords' liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money; provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings and is bonded or the execution of which is stayed by appropriate judicial action; and provided further that any such Lien is subject and subordinate to the Lien of the Senior Debt Documents unless otherwise provided by operation of law;

             (d) Minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which do not in any event materially impair the value of such real property or the use thereof in the operation of the business of such Company;

             (e)  Liens existing as of the date of Closing and reflected in
Schedule 5.15;

             (f) Liens of the Senior Debt Documents, Liens expressly permitted pursuant thereto and Liens securing Swaps described in Section 8.8(c) hereof; and

             (g) Liens incurred after the date of Closing given to secure the payment of the purchase price incurred in connection with the acquisition of fixed assets useful and intended to be used in carrying on the business of an Company, including Liens existing on such fixed assets at the time of acquisition thereof, whether or not such existing Liens were given to secure the payment of the purchase price of the fixed assets to which they attach so long as they were not incurred, extended or renewed in contemplation of such acquisition, provided that (i) the Lien shall attach solely to the fixed assets acquired or purchased, (ii) at the time of acquisition of such fixed assets, the aggregate amount remaining unpaid on all Debt secured by Liens on such fixed assets whether or not assumed by such Company shall not exceed 100% of the lesser of the total purchase price or Fair Market Value at the time of acquisition of such fixed assets (as determined in good faith by the Board of Directors of the Company), and (iii) all such Debt shall have been incurred within the limitations provided in Section 8.8(e);

Section 8.10 Distributions. No Company will at any time declare or make, or incur any liability to declare or make, any Distribution, provided, however, that the foregoing provisions of this Section 8.10 shall not prohibit the payment by the Companies of (i) earn-out payments contained in agreements described on Schedule 8.10 and (ii) repurchases by a Company in the event of any "Involuntary Transfer" as defined in and as contemplated by Section 3(b) of the Restricted Stock Agreement, provided, further, however, that in the case of any such payment pursuant to clause (i) or (ii) above (excluding earn-out arrangementsdescribed on Schedule 8.10), at the time of such payment and after giving effect thereto no Default or Event of Default exists hereunder.

Section 8.11 Restricted Investment. No Company will make or authorize any Restricted Investments.

Section 8.12 Merger, Consolidation, Etc. No Company shall consolidate with or merge with any other corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person, provided, however, that (a) the foregoing shall not prohibit any Subsidiary from consolidating or merging with or into any other Subsidiary or conveying, transferring or leasing all or substantially all of its assets to another Subsidiary if, at the time thereof and after giving effect thereto, (i) no Default or Event of Default exists hereunder and (ii) in the case of any transaction involving an Inactive Subsidiary, such transaction shall satisfy the requirements of Section 8.13, and (b) the foregoing shall not prohibit the transaction required under said Section 8.13.

Section 8.13 Sale of Assets. No Company shall make any Asset Disposition. Notwithstanding the foregoing, as promptly as practicable and in any even within 90 days after the date of Closing, the Companies shall furnish to the Holders a detailed plan whereunder (a) substantially all of the operating assets of the Parent are transferred to either an existing Subsidiary or a wholly-owned Subsidiary to be formed in connection with such transfer, and (b) the Inactive Subsidiaries are dissolved or merged into a Subsidiary which is a Company with such Company as the surviving or continuing corporation. The aforementioned plan shall be satisfactory to the Majority Holders in form, scope and substance. In addition, as promptly as practicable and within 180 days after the date of Closing, the transactions contemplated by and described in the aforementioned plan shall be fully consummated upon terms and provisions satisfactory in form, scope and substance to the Majority Holders.

Section 8.14 Issuance of Certain Stock. (a) No Company shall issue after the Closing any shares of capital stock of any class or other equity interests, or any options, warrants, convertible securities or rights with respect thereto, other than (i) pursuant to the exercise of the Warrants or other stock purchase warrants of the Parent outstanding as of Closing, (ii) capital stock of the Company of an existing class issued as a stock split or stock dividend, or (iii) capital stock issued by the Parent pursuant to its 1992 Stock Option Plan or its 1997 Stock Option Plan; (iv) capital stock issued by the Parent for cash consideration equal to the fair market value thereof (net of customary discount and commissions) provided that the net cash proceeds thereof are concurrently with the receipt thereof applied to the prepayment of the Senior Debt or the Loan; and (v) capital stock issued by the Company for fair consideration in connection with a Permitted Acquisition.

Section 8.15 Sale-and-Leasebacks. No Company shall enter into any Sale-and-Leaseback Transaction.

Section 8.16 Prohibition of Change in Fiscal Year. No Company will change its fiscal year-end for accounting purposes from December 31 of any year.

Section 8.17 Sale or Discount of Receivables. No Company will discount or sell its notes receivable or accounts receivable.

Section 8.18  [Intentionally Omitted.]

Section 8.19 Partnerships, Joint Ventures and LLC's'. No Company will act or participate as a general or limited partner in any partnership or as a joint venturer in any joint venture or as a member of any LLC, other than the Parent as a member of P&M.

Section 8.20 Margin Securities. No Company will own, purchase or acquire (or enter into any contract to purchase or acquire) any "margin security" as defined by any regulation of the Board of Governors of the Federal Reserve System as now in effect or as the same may hereafter be in effect other than Securities received by a Company from an account debtor which is the subject of any proceedings under the Bankruptcy Code or any other comparable bankruptcy or insolvency law applicable under the law of any other country or political subdivision thereof.

Section 8.21 Payments of Debt. No Company shall, directly or indirectly or through any Affiliate, purchase, redeem, retire, acquire, advance or pay any Debt of a Company or deposit with any trustee in defeasance of any indenture under which such Debt may be outstanding, except: (a) the payment of the Debentures; (b) the payment of Senior Debt; (c) Debt permitted by this Agreement incurred within the limitations of Section 8.8(c) or (e).

Section 8.22 No Amendment of Organization Documents. The Companies covenant that each will not permit any amendment to or modification of its Articles of Incorporation or Bylaws or comparable constituent documents if such amendment or modification could adversely affect the rights of the Holders.

Section 8.23 Guaranties. No Company will become or be liable in respect of any Guaranty, except for a Debt of another Company permitted by Section 8.8 hereof;

Section 8.24 Amendments to Other Documents. No Company will cause or permit, directly or indirectly, any amendment, waiver, consent or modification

              (a)  to the Senior Debt Documents which is inconsistent with
Section 4.1.2 of Exhibit 1.03 hereto; or

              (b) to the Companies agreements with Messieurs Policano or Manzo set out as Exhibit 10.15, or

              (c) to the Restricted Stock Agreements dated as of the date of Closing between the Company and Policano and, separately, Manzo; or

              (d) to the compensation plans set out in Schedule 8.06 hereof; provided, however,

that the foregoing shall not preclude (i) routine ministerial modifications to any employment or compensation agreement, (ii) amendments to compensations plans (which shall not, in any event, include the Restricted Stock Agreement) and Performance Bonuses provided, that such amendments are not otherwise prohibited by this Agreement, including, without limitation, Section 8.6 hereof, and any Performance Bonus so amended continues to constitute a Performance Bonus hereunder and (iii) any holder of Senior Debt from waiving any default by a Company under the Senior Debt Documents or from waiving compliance by the Companies with any such provisions of the Senior Debt Documents, unless, as a condition of obtaining such waiver, the Companies are required to comply with additional terms or conditions which are inconsistent with Section 4.1.2 of
Exhibit 1.03 hereto.

Section 8.25 Transactions with Affiliates. No Company will enter into, directly or indirectly, (a) any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service and including the employment as an officer of any immediate family member of an Affiliate), or
(b) any employment, management, consulting or advisory or similar arrangements, in each case, with any Affiliate of such Company, provided that such transactions shall be permitted if (x) pursuant to the reasonable requirements of such Company's business and upon fair and reasonable terms no less favorable to such Company than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate of such Company, and (y) any Material transactions or Material employment management, consulting, advisory or similar arrangements, are specifically approved by the Board of Directors of the Parent. Prior to the consummation of the transactions required pursuant to the provisions of Section 8.13, (i) no Company will enter into, directly or indirectly, any transaction or arrangement with any Inactive Subsidiary or (ii) permit any Inactive Subsidiary to engage in any transaction other than pursuant to Section 10.13.

Section 8.26 Line of Business. No Company will enter into any line or area of business other than scientific, litigation, financial or claims management consulting services.

Section 8.27 Termination of Pension Plans. No Company will withdraw from any Multiemployer Plan or permit any employee benefit plan maintained by an Company to be terminated if such withdrawal or termination would result in withdrawal liability (as described in Part 1 of Subtitle E of Title IV of ERISA) or the imposition of a Lien on any Property of the Company pursuant to Section 4068 of ERISA. No Company will, or will permit any ERISA Affiliate to, (i) maintain, contribute to, or have any liability with respect to, any defined benefit plan under ERISA or (ii) be subject to, or obligated under, any Multi-Employer Plan.

Section 8.28  Intentionally Omitted.

Section 8.29 Certain Compensation. No Company shall enter into any phantom stock or similar compensation program with any Person unless such program prohibits any rights of exercise, required repurchase or other direct or indirect compensation if and so long as any of the Loan hereunder remain outstanding.

                                   ARTICLE 9

                                    DEFAULT

Section 9.1 Events of Default. Any of the following events shall be an "Event of Default" as that term is used herein:

             (a) Principal and Interest Payments. The Companies fail to make payment when due of any principal or interest installment on the Debentures within three (3) business days of the date when due;

             (b) Representations and Warranties. Any representation or warranty made by the Companies herein proves to have been incorrect in any material respect with reference to facts as they exist at the time the representation or warranty was made or deemed made; or any representation, statement (including financial statements), certificate or data furnished or made by any of the Companies (or any officer, accountant or attorney of any of the Companies) under this Agreement, or any representation by Messieurs Policano or Manzo to the Parent in connection with the Acquisition, proves to have been untrue in any material respect, as of the date as of which the facts therein set forth were stated or certified;

             (c) Covenants. Any of the Companies, or Principals defaults in the observance or performance of any of the covenants or agreements contained in this Agreement other than Section 4.1, and, in the case of covenants and agreements of the Companies, other than those in Sections 6.1(h), (i), (j), (l), and (p), 7.6, 8.1, 8.2, 8.3, 8.4 and 8.5 hereof, such default continues unremedied for a period of 30 days after the earlier of (i) notice thereof being given by any Holder to the Parent and, if applicable, the Principals, or (ii) such default otherwise actually becoming known to the officers or a Responsible Officer of the Parent;

             (d) Loan Documents. The Companies default in the observance or performance of any of the covenants or agreements contained in any Loan Document to which it is a party other than this Agreement, which continues beyond the expiration of any notice and cure period pertaining thereto;

             (e) Other Debt to Holders. The Companies default in the payment of any amounts due to Holders, or Holders declares a default by any of the Companies (which has not been cured within any applicable cure periods), in connection with the observance or performance of any of the covenants or agreements contained in any credit agreements, notes, collateral or other documents relating to any indebtedness of the Companies to Holders, other than the Debentures;

             (f) Cross Acceleration to Senior Debt. Any holder or holders of any portion of the Senior Debt shall accelerate the maturity of all or any material portion of such Debt;

             (g) Cross Default to Other Obligations. Without implying that such other indebtedness is permitted, the Companies default in the payment of any amounts due (other than the Senior Debt) to any person other than Holders, or in the observance or performance of any of the covenants or agreements contained in any Material credit agreements, notes, leases, collateral or other documents relating to any Material obligation (other than the Senior Debt) of any Company to any person other than Holders, and any grace period applicable to such default shall lapse; for purposes hereof, a Debt shall be deemed material if the unpaid principal balance thereof is $1,000,000 or more, a lease shall be material if the aggregate rentals payable in the remaining term are $1,000,000 or more, and any other agreement shall be material if the aggregate consideration payable thereunder to or by any Company is $1,000,000 or more.

             (h) Involuntary Bankruptcy or Receivership Proceedings. A receiver, conservator, liquidator or trustee of the Companies or of their property is appointed by order or decree of any court or agency or supervisory authority having jurisdiction; or an order for relief is entered against the Companies or any Principal under the U.S. Bankruptcy Code; or the Companies are adjudicated bankrupt or insolvent; or any material portion of the properties of the Companies or any Principal is sequestered by court order and such order remains in effect for more than fifty (50) days after the Companies obtain knowledge thereof; or a petition is filed against the Companies under any state, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or receivership law of any jurisdiction, whether now or hereafter in effect, and such petition is not dismissed within sixty (60) days;

             (i) Voluntary Petitions. The Companies file a petition under the U.S. Bankruptcy Code or seeks relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any case or petition against it under any such law;

             (j) Assignments for Benefit of Creditors. The Companies make a general assignment for the benefit of creditors, or admit in writing theirs inability to pay its debts generally as they become due, or consents to the appointment of a receiver, trustee or liquidator of all or any part of its property;

             (k) Change of Control. A Change of Control of the Companies shall occur.

             (l) Loss of Key Employees. For any reason except his death or disability, either Principal fails to renew his Employment Agreement with the Company, is otherwise no longer employed by the Companies and engaged in their operations and management in substantially his present capacity, or fails to give his full time and attention to the Companies business; unless the Board of Directors of the Parent engages, within 90 days of such event, a replacement for the relevant individual approved in writing by the Majority Holders, which approval shall not unreasonably be withheld;

             (m) a final judgment or judgments for the payment of money aggregating in excess of $1,000,000 are rendered against any Company and which judgments are not, within 30 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 30 days after the expiration of such stay; or

             (n) the relevant Company shall have terminated the employment of Mr. Policano or Mr. Manzo "Without Cause" as contemplated in the Policano or Manzo Employment Agreement, as the case may be, or either of Messieurs Policano or Manzo shall have terminated his employment with the Company for "Good Reason" as contemplated in such Agreements, unless the Board of Directors of P&M engages, within 90 days of any such event, a replacement for the relevant individual approved by the Majority Holders, which approval shall not be unreasonably withheld, it being understood that nothing herein shall create any right by any such party to make any claim of any type against Mr. Policano or Mr. Manzo in any way related to the Event of Default described in this paragraph.

Section 9.2 Remedies.  Upon the occurrence of any Event of Default

            (a) the Majority Holders may by written notice to the Parent, declare the entire principal amount of the Loan then outstanding, including interest accrued thereon, together with all other fees and charges payable in connection with the Loan, to be immediately due and payable without presentment, demand, protest, notice of protest or dishonor or other notice of default of any kind, all of which are hereby expressly waived by each of the Companies; and

            (b) any Holder may set-off any funds of the Companies in the possession of such Holder (in its capacity hereunder), against any amounts then due by the Companies to Holders pursuant to this Agreement.

Nothing in this Section 9.2 or this Agreement shall impair the right of the lawful holder of any Debenture to accelerate the maturity thereof according to the terms therein.

                                  ARTICLE 10

                             CONDITIONS TO CLOSING

     The obligations of the Holders to fund the Loan and purchase the Warrants at Closing shall be subject to the satisfaction, prior to or at Closing, of the following conditions:

Section 10.1 Issuance of Debentures and Warrants. The Companies shall have issued to each Holder the respective Debenture and the Parent shall have issued and sold the Warrants to such Holder hereunder.

Section 10.2 Transaction Documents. The Holders shall have received, in form and substance satisfactory to them and its counsel, this Agreement, the other Loan Documents and the Warrants, duly executed, and each such document shall be in full force and effect.

Section 10.3 Certified Documents. The Companies shall have delivered or caused to be delivered to the Holders copies of the following documents, duly certified, or the following certificates, as applicable:

              (a) Resolutions of the Board of Directors of each of the Companies authorizing (i) the execution, delivery, and performance of the Transaction Documents to which it is a party, (ii) the consummation of the transactions contemplated by the Transaction Documents to which it is a party, and (iii) all other actions to be taken by each such Company in connection with the Transaction Documents or the Agreement

              (b) Certificates, signed by the Secretary or an Assistant Secretary of each of the Companies, dated as of the Closing Date, as to (i) the incumbency, and containing the specimen signatures of the Persons authorized to execute on behalf of each of the Companies the Loan Documents, together with evidence of the incumbency of such Secretary or Assistant Secretary, and (ii) the authenticity of the Company's Certificate of Incorporation and Bylaws; and

              (c) A certificate of good standing of each of the Companies, from the Secretary of State of each respective jurisdiction of organization, and of each state in which the Company is qualified to do business, in each case, dated within 15 days of the Closing Date.

Section 10.4  Representations and Warranties; No Default; No Adverse Change.
The representations and warranties of the Companies contained in this Agreement shall be true in all material respects on the Closing Date except as affected by the consummation of the subject transactions, and there shall exist on such date and after giving effect to such transactions, no Event of Default or breach of any Loan Document. The Companies shall have delivered to the Holders an Officer's Certificate, dated the Closing Date, to all such effects.

Section 10.5 Solvency Opinions. Holders shall have received a solvency opinion with respect to the Companies, in form and substance satisfactory to Holders from Research Valuation Corporation, and Holders shall be satisfied that (i) the facts assumed in such opinion shall be accurate, and (ii) the information given to Research Valuation Corporation for such opinion shall be complete and shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make such information not misleading, and (iii) there shall have been no Material change in the facts and circumstances thereof or to the assumptions made therein.

Section 10.6 Solvency Certificate. The Holders shall have received a certificate from the Financial Officer of the Parent, on behalf of the Companies', dated as of the Closing Date, certifying each the Company is solvent prior to and after giving effect to the consummation of the transactions contemplated hereby, such certificate to be in form and substance satisfactory to the Holders.

Section 10.7 Opinions of Counsel. The Holders shall have received the opinion or opinions of counsel to the Companies addressed to the Holders and dated the Closing Date satisfactory in form and substance to Holders and their counsel.

Section 10.8 Transaction Permitted by Applicable Laws; No Injunction. The entry into the Loan and the sale and purchase of the Warrants hereunder shall not be prohibited by any applicable law or governmental regulation. No preliminary, temporary or permanent injunction or restraining order or other binding order, decree or ruling issued by a court or governmental agency, shall be in effect or be pending which shall or would have the effect of preventing the consummation of the transactions contemplated by this Agreement.

Section 10.9 Compliance with Securities Laws. The offering, issuance, and sale by the Company of the Debentures or of the Warrants by the Parent shall have complied with all applicable requirements of Federal and state securities laws, and the Holders shall have received evidence of such compliance in form and substance satisfactory to them.

Section 10.10  Approvals and Consents.   The Holders shall have received
evidence satisfactory to them that the Companies have received all authorizations, consents, approvals, licenses, franchises, permits, and certificates by or of all governmental bodies in each case, necessary for the issuance of the Debentures and Warrants, and the execution and delivery of the Transaction Documents, and all of the foregoing shall be in full force and effect on the Closing Date. The Holders also shall have received evidence satisfactory to them indicating that all material consents and approvals necessary to complete the Acquisition have been obtained by the Companies on or prior to the Closing Date, including all consents and approvals contemplated by the Acquisition Agreement.

Section 10.11 Acquisition Documents. True, correct, and complete copies of each of the Transaction Documents shall have been delivered to the Holders, certified by the Secretary of the Parent.

Section 10.12 Credit Agreement. The Holders shall have received a true and correct copy of the Credit Agreement and the other Credit Documents, each of which shall be reasonably satisfactory in form and substance to the Holders; the Credit Agreement and each of the other Credit Documents shall be in full force and effect, and no material term or condition thereof shall have been amended, modified, or waived except as disclosed to the Holders prior to the Closing; and, as of the Closing date, there shall exist no default or event of default under such Senior Loan Agreement. As of the Closing Date, the aggregate principal amount of the Term Loan and Revolving Commitments included within the Senior Debt shall not exceed $68,500,000.

Section 10.13 Subordination Agreement. The Holders and the Senior Holders shall have entered into a subordination agreement in the form of Exhibit 1.03 hereof.

Section 10.14 Acquisition. The closing conditions set forth in Sections 5 and 6 of the Purchase Agreement other than delivery of funds shall have been satisfied and the Agent shall have received evidence satisfactory to the Agent of the satisfaction of such closing conditions;

Section 10.15 Policano and Manzo Employment Agreements. P&M and/or the Parent (as applicable) shall have entered into employment agreements and incentive compensation agreements with Messieurs Policano and Manzo, in the form of
Exhibit 10.15 hereof;

Section 10.16 Seller Note Exchange or Repayment All promissory notes and other obligations for cash payment owed by the Companies to sellers of businesses previously acquired by the Companies shall have been exchanged for Shares or repaid in full prior to or simultaneously with Closing.

Section 10.17  Pro Forma Financial Information.  The Holders shall have received
(a) a consolidated balance sheet of the Parent, prepared in accordance with GAAP, based upon the Parent's most recently prepared financial statements, and giving pro forma effect to the Acquisition, and (b) the pro forma statement of capitalization of the Parent, after giving effect to the Acquisition and the Closing.

Section 10.18 Use of Proceeds. The Holders shall have received evidence satisfactory to them that the proceeds of the Loan and the Warrants above are being used and applied as set out in Schedule 5.14 hereof.

Section 10.19 Expenses. The Companies shall have paid all of the fees, costs, and expenses of the Holders to the extent provided in the November 10, 1999 letter from Newcourt to the Parent, and all fees and expenses of Holders' counsel Dickstein Shapiro Morin & Oshinsky LLP and Chapman and Cutler.

Section 10.20 Fees. The Holders shall have received payment, in immediately available funds, of fees payable pursuant to Article 11 hereof.

Section 10.21 Insurance. The Companies shall have furnished evidence satisfactory to the Holders that it has the insurance required by Section 7.2.

Section 10.22 Due Diligence. The Holders shall have completed their financial and legal due diligence with the respect to the Companies, their respective management and their respective industries, the results of which shall be satisfactory to the Holders.

                                  ARTICLE 11

                                 FEES AND COSTS
        The Companies shall pay:

Section 11.1 All closing costs, brokerage and other commissions, due diligence costs and other fees and expenses incurred by the Companies or the Holders in connection with the transactions contemplated by this Agreement;

Section 11.2  [Intentionally Omitted];

Section 11.3 The hourly fees and expenses of Holders' counsel for their services in connection with the transactions contemplated by this Agreement;

Section 11.4 All of Holders' expenses of any nature which may be reasonably necessary, either before or after a default hereunder, for the enforcement or preservation of Holders' rights under this Agreement, the Debentures, the Warrants, or any other agreement of any Company mentioned herein, including but not limited to reasonable attorneys' fees, appellate costs and fees, and costs incurred by any Holder as a participant in any bankruptcy proceeding, workout, debt restructuring, extension of maturity or document amendment, involving any of the Companies or any other obligor under the Debentures;

Section 11.5 All costs and fees, including attorneys' fees and expenses, incurred by any of Holders or their affiliates in connection with:

              (a) any suit, action or claim of Holders to enforce the provisions of this Agreement or any other document related hereto; and

              (b) any suit, action, claim or other liability asserted against any of Holders or their affiliates by the Company and/or either of the Principals, in any case in which such parties do not prevail with respect to substantially all of their claims.

                                  ARTICLE 12

                   INDEMNIFICATION.  ENVIRONMENTAL LIABILITY

       Each Company will indemnify Holders and their directors, officers, employees, agents and controlling persons (hereinafter collectively, "Indemnitees") against, and hold each such Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including attorneys' fees and expenses) incurred by or asserted against Holders or any such Indemnitee arising out of, in any way connected with, or resulting from the following:

            (a) this Agreement, the other documents contemplated hereby, the performance by the parties hereto and thereto of their respective obligations hereunder and thereunder, or consummation of the transactions contemplated hereby and thereby;

            (b) any and all liability and loss with respect to or resulting from any and all claims for or on account of any broker's or finder's fees or commissions with respect to this transaction as may have been created by the Companies or their respective officers, partners, employees or agents, together with any stamp or excise taxes which may become payable in connection with this transaction or the issuance of stock hereunder;

            (c) the spilling, leaking, pumping, pouring, unsettling, discharging, leaching or releasing of hazardous substances on property owned by any of the Companies or any violations by any of the Companies of CERCLA, the Federal Clean Water Act or any other Federal, state or local environmental law, regulation or ordinance; and

            (d) any claim, litigation investigation or proceeding relating to any of the foregoing, whether or not Holders or any such person is a party thereto;

       PROVIDED, HOWEVER, that any such indemnity shall not apply to any such losses, claims, damages, liabilities or related expenses arising from Holders' gross negligence or willful misconduct.

       The provisions of this Section shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of the Debentures, the invalidity or unenforceability of any term or provision of this Agreement, the Debentures, or any investigation made by or on behalf of Holders. All amounts due under this Article shall be payable on written demand therefor.

                                  ARTICLE 13

                                    REMEDIES

Section 13.1 Cumulation. Receivership. None of the rights or remedies of the Holders provided herein shall be exclusive, but each shall be cumulative with and in addition to every other right or remedy of Holders, now or hereafter existing, at law or in equity, by statute, agreement or otherwise. In any action under this Agreement, the Debentures or the Warrants, the Holders shall be entitled to appointment of a receiver to administer the Companies, or all or any portion of its assets as may be subject to Holders' claims.

Section 13.2 No Implied Waiver. No course of dealing between a Holder and any other party hereto, or any failure or delay on the part of a Holder in exercising any rights or remedies hereunder, shall operate as a waiver of any rights or remedies of any Holder under this or any other applicable agreement. No single or partial exercise of any rights or remedies hereunder shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder.

Section 13.3 Limitation on Remedies Against Principals. The Holders' sole remedy against any of the Principals for a violation of their agreements contained in Article 4 hereof shall be to apply to a court of competent jurisdiction for an injunction restraining such principal from committing or continuing any violation of the Sections, and a Principal shall not object to such application except to litigate whether, in fact, such Principal has violated the relevant Sections, provided, however, that this Section 13.3 will not in any case limit the Holders' remedies against the Companies for any violation of such Article. It is expressly acknowledged by each Holder that the purpose and intent of this Section 13.3 is to preclude any Holder from seeking monetary damages from any Principal for any breach of any of their undertakings herein. Each Holder expressly covenants and agrees with each Principal that such Holder will not seek monetary damages from any Principal on account of any covenant or other agreement made by any Principal in this Agreement and that such Holder will not direct or request that the Parent or any of the Companies seek such monetary damages from any Principal for any breach of any of their undertakings in this Agreement. Each of the Companies expressly covenants and agrees with each Principal that such Company will not seek monetary damages from any Principal on account of any covenant or agreement made by any Principal in this Agreement, or any cause of action arising from their being parties to this Agreement. Nothing herein, however, will be construed to prohibit any Company from seeking monetary damages or any other remedy against any Principal for a breach of any other agreement or undertaking of such Principal to such Company, or any duty otherwise owed to such company, whether or not such breach may involve the same subject matter as a breach hereof, so long as the Companies do not seek consequential or other damages from either Principal arising from or related to an event of default under this Agreement or the Senior Debt Documents resulting from, or alleged to have resulted from, either Principal's being no longer employed by one of the Companies.

                                  ARTICLE 14

   PARTIES; TRANSFERS OF DEBENTURES AND WARRANTS; RIGHTS OF MAJORITY HOLDERS

Section 14.1 Parties. This Agreement will bind and accrue to the benefit of each of the Companies, the Holders, any holders of the Warrants or the Debentures, and their successors and assigns.

Section 14.2 Transfers of Debentures and Warrants; Debenture Registry. The Debentures, Warrants and Shares shall be freely transferable, in whole or in part, to Affiliated Persons of the Holders, and to institutional lenders and investors, subject only to compliance with applicable securities laws and to the limitation that no transferee shall receive any portion of any Debenture of less than $1,000,000, or of any Warrant corresponding to less than 15,000 Shares (as adjusted for stock splits, reverse splits, stock dividends and similar capital events). Each such transfer shall be effective only to the extent reflected in a register of Debentures and Holders, which the Parent shall maintain. Promptly upon surrender of the transferred instruments, written instructions as to the amounts being transferred to each such transferee, and execution by the transferees of appropriate documents of joinder hereto, the Companies shall at their expense issue replacement Warrants, Debentures or Share certificates (as applicable) from time to time to such transferees in appropriate denominations to reflect such transfers and register such transfer in the relevant registry or ledger. Upon any such transfer the transferee shall be included within the definition of Holder herein for all purposes.. Any purchaser, assignee, transferee or pledgee of the Warrants or Debentures, or any document arising in connection with the transaction subject to this Agreement (or any of them), sold, assigned, transferred, pledged or repledged by a Holder in compliance with this Section shall forthwith become vested with and entitled to exercise all rights and remedies provided herein to Holders, as if said purchaser, assignee, transferee or pledgee were originally named in this Agreement in place of the Holders.

Section 14.3 Rights of Majority Holders. Except for amendments, modifications and waivers which reduce the principal or interest amount payable to any Holder, or extend the maturity of any Indebtedness owed to any Holder, which in each case shall require the written consent of the subject Holder, and as otherwise specifically provided herein, all actions or consents required or permitted to be made by the Holders hereunder may be effected upon the agreement of any Holder or group of Holders which (in either case) constitutes the Majority Holders. Any Holder may initiate a request for such an assent by written request therefor to all Holders, specifying the action or consent in reasonable detail.

                                  ARTICLE 15

                                     NOTICE

       All notices or communications under this Agreement or the Warrants or Debentures shall be in writing and mailed, postage prepaid, or delivered as follows:

             To Holders:            Allied Capital Corporation
                                    1919 Pennsylvania Avenue, N.W., 3rd Floor

                                    Washington, D.C. 20006
                                    Attn:  Scott S. Binder, Principal

                                    and

                                    Newcourt Commercial Finance Group
                                    C/o The CIT Group, Inc.
                                    Two Gatehall Drive, First Floor
                                    Parsippany, New Jersey  07054
                                    Attn:  Director-Merchant Banking

                                    with a copy to:

                                    Newcourt Commercial Finance Group
                                    C/o The CIT Group, Inc.
                                    Two Gatehall Drive, First Floor
                                    Parsippany, New Jersey  07054
                                    Attn:  Vice President-Legal -
                                           Merchant Banking Group

                                    And

                                    Newcourt Commercial Finance Group
                                    c/o The CIT Group, Inc.
                                    Two Gatehall Drive, First Floor
                                    Parsippany, New Jersey  07054
                                    Attn:  Vice President-Credit -
                                           Merchant Banking Group

                                    and to

                                    Dickstein Shapiro Morin & Oshinsky LLP
                                    2101 L Street, N.W.
                                    Washington, D.C. 20037
                                    Attn:  David P. Parker, Esquire

                                    and to

                                    SunTrust Bank N.A.
                                    303 Peachtree Street,
                                    25th Floor Mail Code 644
                                    Atlanta, GA  30308
                                    Attn:  Jeffrey McNeill, Vice-President

                                    and to

                                    ReliaStar Financial Corporation
                                    C/o Reliastar Investment Research, Inc.
                                    100 Washington Avenue South, Suite 800

                                    Minneapolis, MN  55401-2121
                                    Attn: Frank Pintens, Senior Vice-President and Portfolio Manager

             To the Companies:      FTI Consulting, Inc.
                                    2021 Research Drive
                                    Annapolis, MD 21401
                                    Attn:  Jack B. Dunn IV
                                    and to

                                    Mr. Stewart J. Kahn
                                    152 West 57th Street, Suite 4500
                                    New York, NY 10019

                                    and to

                                    Piper Marbury Rudnick & Wolfe
                                    6225 Smith Avenue
                                    Baltimore, MD 21209-3600
                                    Attn:  Richard C. Tilghman, Esquire

or, to such subsequent addresses as may hereafter be specified by the parties. Rejection or other refusal to accept, or the inability to deliver because of a changed address of which no notice was given, shall not affect the date of such notice sent in accordance with the foregoing provisions. Each such notice, request or other communication shall be deemed sufficiently given, served, sent and received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the affidavit of the messenger or the answer back being deemed conclusive [but not exclusive] evidence of such delivery), or at such time as delivery is refused by addressee upon presentation.

                                  ARTICLE 16

                          RELATIONSHIP OF THE PARTIES

       This Agreement provides, among other things, for the making, of loans by Holders, in their capacity as lenders, to the Companies, in their capacity as a borrower, and for the payment of interest and repayment of principal by the Companies to Holders. The provisions herein for compliance with financial covenants and delivery of financial statements are intended solely for the benefit of Holders to protect their interests as lenders in assuring, payments of interest and repayment of principal, and as warrant or stock holders in preserving their equity stake in the Parent. Nothing contained in this Agreement shall be construed as permitting or obligating Holders to act as financial or business advisors or consultants to the Companies, as permitting or obligating Holders to control any of the Companies or to conduct the Companies' operations, as creating any fiduciary obligation on the part of Holders to the Companies, or as creating any joint venture, agency or other relationship between the parties, other than as explicitly and specifically stated in this Agreement. A Holder is not, and shall not be construed as, a partner, joint venturer, alter-ego, manager, controlling person, operator or other business participant of any kind of the Companies; neither Holders nor any Company intend Holders to assume such status, and, accordingly, Holders shall not be deemed responsible for or a participant in any acts or omissions of any Company. Each Company represents that it has had the advice of experienced counsel of its own choosing in connection with the negotiation and execution of this Agreement and with respect to all matters contained herein.

                                  ARTICLE 17

                         REPRESENTATION OF EACH HOLDER

       Each Holder represents for itself that the sources of funds to be used by it to make the portion of the Loan it is funding hereunder do not include assets of any employee benefit plan. As used in this Article 17, the term "employee benefit plan" shall have the meaning assigned to such term in Section 3 of ERISA.

                                  ARTICLE 18

                     EXPIRATION OR SUSPENSION OF COVENANTS

       The covenants in Article 6, Sections 7.2, 7.3, 7.4, 7.7, 7.9, 7.10, 7.11,
7.14, 7.17, and all Sections of Article 8 except 8.22 and 8.25, shall be in effect only when one or more Debentures are outstanding (which Debentures may include any Allied Debentures, Newcourt Debentures, or Debentures issued pursuant to Section 3.7(d) hereof, or any replacements, reissues, modifications or renewals thereof or therefor). The remaining covenants in Articles 7 and 8 shall be in effect while any Debentures are outstanding and until all Holders have transferred or disposed of more than 90% of the voting or economic interests represented by the Warrants. For purposes of this article, the exercise of Warrants in exchange for Shares shall not be deemed a disposition of the voting or economic interests represented by the Warrants, but the disposition of Shares issued as a result of the exercise of the Warrants shall be deemed a disposition of a proportionate interest in the Warrants.

                                  ARTICLE 19

   CONTROLLING LAW; NON-EXCLUSIVE VENUE AND JURISDICTION; SERVICE OF PROCESS

       This Agreement shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the laws of the District of Columbia, without regard to its principles of conflicts of law. Non-exclusive venue for any adjudication hereof may be in the courts of the District of Columbia or the Federal courts in such District, to the jurisdiction of which courts all undersigned parties hereby submit as the agreement of such parties, as not inconvenient, and as not subject to review by any court other than such courts in the District of Columbia. All parties intend and agree that the courts of jurisdictions in which the Companies are incorporated and conduct their businesses shall afford full faith and credit to any judgment rendered by a court of the District of Columbia against the Companies or other obligees hereunder, and that such District of Columbia and federal courts shall have non-exclusive in personam jurisdiction to enter a valid judgment against the Companies or other obligees hereunder. Service of any summons and/or complaint and any other process which may be served on the Companies in any action in respect hereto, may be made by mailing via registered mail, or delivering a copy of such process to the Companies at its address specified above. The parties hereto agree that this submission to jurisdiction and consent to service of process are reasonable and made for the express benefit of Holders.

                                  ARTICLE 20

                            WAIVER OF TRIAL BY JURY

       EACH PARTY TO THIS AGREEMENT WAIVES ALL RIGHT TO TRIAL BY JURY OF ALL CLAIMS, DEFENSES, COUNTERCLAIMS AND SUITS OF ANY KIND DIRECTLY OR INDIRECTLY ARISING FROM OR RELATING TO THIS AGREEMENT, THE LOAN, THE LOAN DOCUMENTS OR THE DEALINGS OF THE PARTIES IN RESPECT THERETO. THE PARTIES HERETO ACKNOWLEDGE AND AGREE THAT THIS ARTICLE IS A MATERIAL TERM OF THIS AGREEMENT AND THAT THE HOLDERS WOULD NOT EXTEND ANY FUNDS HEREUNDER IF THIS WAIVER OF JURY TRIAL WERE NOT A PART OF THIS AGREEMENT. EACH PARTY HERETO ACKNOWLEDGES THAT THIS IS A WAIVER OF A LEGAL RIGHT AND THAT IT MAKES THIS WAIVER VOLUNTARILY AND KNOWINGLY AFTER CONSULTATION WITH, OR THE OPPORTUNITY TO CONSULT WITH, COUNSEL OF ITS CHOICE. EACH PARTY HERETO AGREES THAT ALL SUCH CLAIMS, DEFENSES, COUNTERCLAIMS AND SUITS SHALL BE TRIED BEFORE A JUDGE OF COMPETENT JURISDICTION, WITHOUT A JURY.

                                  ARTICLE 21

                              CAPTIONS; SEVERANCE

       The captions in this Agreement and the Warrants and Debentures are inserted for convenience of reference only and shall be construed neither to limit nor amplify the meaning of the other text of such documents. To the extent any provision herein violates any applicable law, such provision shall be void and the balance of this Agreement shall remain unchanged.

                                  ARTICLE 22

                         COUNTERPARTS; ENTIRE AGREEMENT

       This Agreement may be executed in as many counterpart copies and with as many counterpart signature pages as may be convenient. It shall not be necessary that the signature of, or on behalf of, each party appear on each counterpart, but it shall be sufficient that the signature of, or on behalf of, each party appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement; it shall not be necessary in any proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties. This Agreement, the Warrants, the Debentures, the exhibits hereto and the documents mentioned herein set forth the entire agreements and understandings of the parties hereto in respect of this transaction. Any verbal agreements in respect of this transaction are hereby terminated. The terms herein may not be changed verbally but only by a writing signed by the party against which enforcement of the change is sought.

                                  ARTICLE 23

                     DEFINITIONS AND RULES OF CONSTRUCTION

Section 23.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms shall have the meanings as follow:

              (a) "Accumulated Funding Deficiency" shall have the definition for such term in Section 302 of the Employee Retirement Income Security Act of 1974;

              (b) "Acquisition Agreement" shall have the definition set out in Recital A hereof;

              (c) "Adjusted EBITDA" means, in respect of any period, EBITDA plus, in the event that any Company has acquired any Person during the period with respect to which EBITDA was calculated, the EBITDA of such Person (including pro-forma overhead and expenses) for the entire 12-month period ending on the last day of the month immediately preceding the date of such acquisition, provided, that (i) the Holders shall have received audited financial statements of such Person accompanied by a report satisfactory to the Holders by a nationally recognized accounting firm acceptable to the Holders and
(ii) any adjustments to EBITDA to give effect to the acquisition of such Person shall be acceptable to the Holders in their reasonable opinion. The foregoing is in no way intended to permit any transaction otherwise prohibited by this Agreement including, without limitation, any transaction prohibited by Section 8.11.

              (d) "Affiliate" and "Affiliated Person" shall have the definition for affiliated person set out in section 2(a)(3) of the Investment Company Act of 1940, as amended;

              (e) "Agreement" is defined as this Investment and Loan Agreement and the exhibits and schedules hereto, as the same may be amended, supplemented, extended, modified or replaced in accordance with the terms hereof;

              (f) "Appraised Value" shall have the meaning set forth in Section 3.3(b) hereof;

              (g) "Asset Disposition" is defined as any Transfer except a Transfer (so long as such Transfer is not prohibited by any Loan Document) which is either (i) made in the ordinary course of business and involving (x) only property that is inventory held for sale and (y) de minimus Transfers in the ordinary course of business of damaged or obsolete property of a Company, or
(ii) made by a Subsidiary to another Subsidiary if at the time thereof and after giving effect thereto, no Default or Event of Default exists hereunder;

              (h) "Associate" shall have the definition for such term set out in section 107.50 of the amended Regulations promulgated under the SBA Act;

              (i) "Business Day" is defined as any day other than a Saturday, a Sunday or a day on which commercial banks in Washington, D.C. or New York, New York, are required or authorized to be closed;

              (j)  "Closing" is defined as the consummation of this Agreement;

              (k) "Capital Expenditures" for any period of determination hereof shall mean (a) all expenses incurred during such period by the Companies in connection with capital replacements, additions, renewals or improvements to any of the capital assets of the Companies which are required to be capitalized on the books and accounts of the Companies in accordance with GAAP and (b) the amount of Capital Lease Obligations relating to all Capital Leases entered into during such period by the Companies;

              (l) "Capital Lease" means, with respect to any Person, any lease by that Person which requires such Person to concurrently recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP;

              (m) "Capital Lease Obligation" means, with respect to any Person and a Capital Lease, the amount of the obligations of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person;

              (n) "Cash Interest Charges" means, with respect to any period, the sum (without duplication) of the following: all cash interest (paid or accrued and payable in cash) in respect of Debt of the Companies (including imputed interest on Capital Leases of the Companies) deducted in determining Net Income for such period;

              (o) "Change of Control" is defined as any of the following events or circumstances:

                   (i) the failure for any reason of the Parent to own and hold not less than 100% of the outstanding shares of all voting stock or equity interests of the all Subsidiaries free and clear of any Liens other than the Liens securing the Senior Debt;

                   (ii) any sale of all or substantially all of the capital stock or assets of any of the Companies or other obligors of the Loan, regardless of whether or not in connection with the merger or consolidation thereof, provided, however, that the foregoing shall not include any transaction among Subsidiaries permitted by Section 8.12;

                   (iii) a "change in control" of the Parent occurs of a nature which would be required to be reported in response to Item 1 of Form 8-K promulgated under the Exchange Act;

                   (iv) any "person" (as such term is used in Section 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Parent representing more than fifty percent (50%) of the combined voting power of the Parent's then outstanding voting securities; or

                   (v) or during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Parent cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Parent's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two (2) year period.

              (p) "Changes in Working Capital" for any Fiscal Year shall mean the Working Capital as at the end of such Fiscal Year, minus Working Capital as at the beginning of such Fiscal Year;

              (q) "Company" and "Companies" shall have the definition set out in the preamble hereof;

              (r) "Consolidated Net Worth" means, as of the date of any determination, consolidated stockholders' equity of the Parent, determined in accordance with GAAP;

              (s) "Current Assets" means current assets of the Companies determined in accordance with GAAP excluding, however, cash and cash equivalents;

              (t) "Current Liabilities" means current liabilities of the Companies determined in accordance with GAAP excluding, Current Maturities of Funded Debt;

              (u) "Current Maturities of Funded Debt" means, at any time and with respect to any item of Funded Debt, the portion of such Funded Debt outstanding at such time which by the terms of such Funded Debt or the terms of any instrument or agreement relating thereto is due on demand or within one year from such time (whether by sinking fund, other required prepayment or final payment at maturity) and is not directly or indirectly renewable, extendible or refundable at the option of the obligor under an agreement or firm commitment in effect at such time to a date one year or more from such time.

              (v) "Current Ratio" means, as of the date of any determination, the ratio, of Current Assets to Current Liabilities;

              (w) "Debentures" shall have the definition set out in Section 1.1 hereof, as it may be supplemented by the terms of Section 3.7(d) hereof;

              (x) "Debt" means, with respect to any Person, all obligations of such Person which in accordance with GAAP shall be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include without duplication:

                (i) its liabilities for borrowed money including principal and all accrued interest (whether such interest is due and payable or capitalized and compounded);

                (ii) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable and accrued liabilities arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to such property);

                 (iii) its Capital Lease Obligations;

                 (iv) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities, provided if such Person shall not have assumed or otherwise become liable for such liability, the amount of such liability shall be the then Fair Market Value of such property);

                 (v) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

                 (vi)  Swaps of such Person; and

                 (vii) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (i) through (v) hereof.

Debt of any Person shall include all obligations of such Person of the character described in clauses (i) through (vii) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

             (y) "Debt to Cash Flow Ratio" means, at the date of determination, the ratio of (a) all Debt of the Companies at such date to (b) Adjusted EBITDA for the 12-month period ending on such date;

             (z) "Debt Service" means, at the date of determination the sum of the following: (a) Cash Interest Charges for the 12-month period ending on such date, (b) all installments of principal scheduled to be paid on the Senior Debt and debt hereunder during such period, and (c) the principal component of any payments in respect of Capital Lease Obligations of the Companies (and in the event of any acquisition occurring during such period, the Capital Lease Obligations of the acquired company) scheduled to be paid during such period. In the case of any such date of determination on or prior to the first anniversary of the date of Closing, each of the foregoing calculations shall be determined on an annualized basis;

             (aa) "Default" is defined as an Event of Default or an event or circumstance which upon the giving of notice or lapse of time, will constitute an Event of Default;

             (bb) "Distribution" means:

             (a) dividends or other distributions or payments on capital stock (including so-called phantom stock) of a Company or any ERISA Affiliate (except distributions by a Subsidiary to a Company or another Subsidiary);

             (b) the redemption or acquisition of such stock or of warrants, rights or other options to purchase such stock (except when solely in exchange for such stock) unless made, contemporaneously, from the net proceeds of a sale of such stock; and

             (c) any payment to any stockholder of a Company or to any Affiliate of any of them whether in respect of services rendered to a Company or otherwise.

             (d) any management, consulting, advisory, earn-out or other generally similar payment or fee to any Person.

Notwithstanding the foregoing, "Distribution" shall not mean or include (i) stock splits and other common stock dividends made on a pro-rata basis to all stockholders, (ii) the issuance of preferred stock of the Parent provided, that such preferred stock is not subject to any redemption, re-purchase or acquisition by a Company which is either mandatory or at the option of the holder of such preferred stock or (iii) payments of the type described in clauses (c) or (d) made in the ordinary course of business to employees for actual services rendered, provided that such payments are otherwise permitted by the terms and provisions of this Agreement.

             (cc) "EBITDA" means, in respect of any period, the sum of (a) Net Income for such period plus, (without duplication) to the extent deducted in the determination of Net Income for such period, (b) Cash Interest Charges, (c) taxes imposed on or measured by income or excess profits (for such period and without regard to any prior periods) and, (d) the amount of all depreciation and amortization allowances and other non-cash expenses of the Companies during such period, and minus (e) to the extent added in the determination of Net Income for such period, (i) non-cash income of the Companies and (ii) any cash payments made or required to have been made during such period by any Company in respect of any earn-out arrangement to which such Company is subject;

             (dd) "Employer" and "Substantial Employer" shall have the definitions set out therefor in Sections 3(5) and 4001(a)(2) of ERISA, respectively;

             (ee) "Environmental Laws" are defined as all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems;

             (ff) "Equity Percentage" is defined, with respect to a Holder, as such Holder's percentage of actual or potential equity ownership of the Parent's capital stock (as the case may be), which percentage shall be calculated on a Fully Diluted Basis, expressed as a decimal fraction calculated to five (5) decimal places, and shall reflect the number of Shares owned by such Holder, and the number of Shares deliverable upon full exercise of any unexercised Warrants owned by the Holder;

             (gg) "ERISA" is defined as the Employee Retirement Income Security Act of 1974;

             (hh) "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with a Company under
Section 414 of the Code.

             (ii) "Event of Default" shall have the meaning set out in Section
9.1 hereof;

             (jj) "Excess Cash Flow" is defined, with respect to a Fiscal Year, as the Companies' consolidated EBITDA for such Fiscal Year, minus (a) the amount of Capital Expenditures for such Fiscal Year (provided such amount is not greater than the amount of Capital Expenditures permitted pursuant to Section 8.7), (b) Current Maturities of Funded Debt for such Fiscal Year including all principal installments required to be paid on the Senior Debt for such Fiscal Year, (c) Changes in Working Capital for such Fiscal Year, (d) Cash Interest Charges for such Fiscal Year, (e) taxes imposed on or measured by income or excess profits which is current tax expense during such Fiscal Year, (f) prepayments on the Senior Debt made by the Companies during such Fiscal Year and
(g) the aggregate amount of any payments made without violation of this Agreement in respect of earn-outs during such Fiscal Year. No deductions shall be made in calculating "Excess Cash Flow" for any Fiscal Year a result of any transactions which are not permitted or required by the terms and provisions of the Loan Documents.

             (kk) "Exchange Act" is defined as the Securities Exchange Act of 1934, as amended;

             (ll) "Exempt Transfer" shall have the definition set out in Section
4.3 hereof;

             (mm) "Fair Market Value" means at any time with respect to any Property, the sale value of such Property that would be realized in an arm's length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell);

             (nn) "Fiscal Quarter" means and includes each fiscal quarter of the Company, which fiscal quarters end on March 31, June 30, September 30 and December 31 of each year;

             (oo) "Fiscal Year" means the fiscal year of the Companies which ends on December 31 of each year;

             (pp) "Fully Diluted Basis" shall mean, in respect to a corporation or other legal entity, the condition wherein all outstanding options, warrants and other securities of such entity which are exercisable or exchangeable for capital stock or other equity interests in the entity, are, for the purpose of calculating relative ownership rights, presumed to have been exercised or exchanged in full;

             (qq) "Funded Debt" means, with respect to any Person, all Debt of such Person including, without limitation, the Loan and all Senior Debt and any other Debt excluding Debt of the type described in clause (vi) of the definition of "Debt;"

             (rr) "GAAP" is defined as generally accepted accounting principles as established from time-to-time by the Financial Accounting Standards Board, consistently applied and maintained throughout the period indicated;

             (ss) "Governmental Authority" is defined as

                  (i) the government of the United States of America, any state or other political subdivision thereof, or any jurisdiction in which an obligor of the Loan conducts all or any part of its business, or which asserts jurisdiction over any properties of such an obligor; and

                  (ii) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government;

             (tt) "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such
Person:

                  (i) to purchase such indebtedness or obligation or any property constituting security therefor;

                  (ii) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

                  (iii) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

                  (iv) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor;

             (uu) "Hazardous Material" is defined as any pollutants, toxic or hazardous wastes or any other substances which might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls);

             (vv) "Hedging Agreements" means the agreements from time to time entered into by any one or more of the Companies evidencing Hedging Liability or otherwise setting forth the terms and condition applicable thereto.

             (ww) "Hedging Liability" means the liability of any one or more of the Companies to any of the Lenders identified in the Senior Debt Documents, or any affiliates of such Lenders, in respect to any interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate floor agreements, interest rate exchange agreements, or other similar interest rate hedging arrangements as any one or more of the Companies may from time to time enter into with any one or more of such Lenders or their affiliates.

             (xx) "Inactive Subsidiary" or "Inactive Subsidiaries" shall mean and include Bodaken Associates, a Nevada corporation and Anamet Laboratories, Inc., a California corporation.

             (yy) "Holders" shall have the definition set out in the preamble hereof;

             (zz) "Indemnitees" is defined as Holders and their directors, officers, employees, agents and controlling persons;

            (aaa) "Independent Third Parties" shall have the meaning set forth in Section 3.2(b) hereof;

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

            (bbb) "Investment Company" shall have the definition for such term set out in the Investment Company Act of 1940, as amended;

            (ccc) "Key Employees" shall mean and include Jack B. Dunn, IV, Stewart J. Kahn, Michael Policano, Robert Manzo, Barry Monheit, Pat Brady and Glen Baker and, (without limiting the right of approval by the Majority Holders) of any replacements for Messrs. Dunn, Kahn, Policano and Manzo, any and all replacements for each of the foregoing individuals.

            (ddd) "Liens" is defined as any interest in property securing an obligation owed to, or a claim by, a person other than the owner of such property, whether such interest is based on common law, statute or contract, and including, but not limited to, the security interest, security title or lien arising from a security agreement, mortgage, deed of trust, deed to secure debt, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes;

            (eee) "Litigation Schedule" shall have the meaning set forth in
Section 5.3 hereof;

            (fff) "Loan" shall have the definition set out in Recital B hereof;

            (ggg) "Loan Documents" shall have the definition set out in Section
1.2 hereof;

            (hhh) "Loans for Stock Purchases" shall mean and include full recourse loans by the Parent to individuals who are employees of one or more Companies as of the date of Closing provided, that (i) the proceeds of each such loan are used by such individual, concurrently with the making of such loan, to acquire shares of common stock of the Parent through a program of loans by the Parent to such individual, (ii) each such loan shall be secured by a perfected pledge of the stock acquired by such employee with the proceeds of such loan, and (iii) the proceeds of any sale or transfer of such pledge stock shall be applied to the payment of accrued and unpaid interest and principal on such loan.

            (iii) "Majority Holders" is defined as (i) any group of Holders which shall include at least one Holder in Group 1 and at least one Holder in Group 2, and which shall collectively own more than fifty one percent (51%) of the principal balance of the Debentures outstanding at the time of determination, or (ii) if the Debentures have been repaid in full, any group of Holders which shall include at least one Holder in Group 1 and at least one Holder in Group 2 and which shall own collectively more than fifty-one percent (51%) of the Shares issued or issuable pursuant to the Warrants at such time; or
(iii) any single Holder own all Debentures outstanding at such time, or (iv) if the Debentures have been repaid in full, any single Holder owning 100% of all Warrants and Warrant Shares outstanding at such time;

            (jjj) "Material" is defined as material in relation to the business, operations, affairs, financial condition, assets, properties or business prospects of the Companies taken as a whole;

            (kkk) "Material Adverse Effect" is defined as a material adverse effect on (a) the business, operations, affairs, financial condition, assets, properties or business prospects of the

Companies taken as a whole, or (b) the ability of a Company to perform its respective payment or other obligations under any of the Loan Documents, or (c) the validity or enforceability of any of the Loan Documents or the Warrants;

            (lll) "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

            (mmm) "NASDAQ" is defined as the automated quotation system for securities prices maintained by the National Association of Securities Dealers;

            (nnn) "Net Income" means, with reference to any period, the consolidated net income (or loss) of the Companies for such period (taken as a cumulative whole), as determined in accordance with GAAP, provided that there shall be excluded:

            (a) the income (or loss) of any Person, substantially all of the assets of which have been acquired in any manner, realized by such other Person prior to the date of acquisition,

            (b) the income (or loss) of any Person in which any Company has an ownership interest, except to the extent that any such income has been actually received by an Company in the form of cash dividends or similar cash distributions,

            (c) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period,

            (d) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, conversion, exchange or other disposition of capital assets (such term to include, without limitation, (i) all non-current assets and, without duplication, (ii) the following, whether or not current: all fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets, and all Securities),

            (e) any gains resulting from any write-up of any assets (but not any loss resulting from any write-down of any assets),

            (f) any net gain from the collection of the proceeds of life insurance policies,

            (g) any gain arising from the acquisition of any Security, or the extinguishment, under GAAP, of any Debt, of any of the Companies,

            (h) any net income or gain (but not any net loss) during such period from (i) any change in accounting principles in accordance with GAAP, (ii) any prior period adjustments resulting from any change in accounting principles in accordance with GAAP, (iii) any extraordinary items, or (iv) any discontinued operations or the disposition thereof, and

            (i) any portion of such net income that cannot be freely converted into United States Dollars.

            (ooo) "Net Worth" is defined as (i) the value of the assets of the Company, less (ii) the aggregate obligations of the Company, both current and long-term, for the payment or re-payment of money, all as determined in accordance with GAAP and as adjusted to include any accretions as a result of exercise of the Warrants;

            (ppp) "Offeree" shall have the definition set out in Section 3.2(a) hereof;

            (qqq) "Performance Bonus" shall mean and include each bonus or bonus plan which, in each case, relates specifically and directly to ascertainable revenue, profit, cash flow or hourly benchmarks, and, in addition, in the case of not more than three senior executives of the Parent, in the aggregate, for any annual fiscal period, any increase in the equity value of the Parent.

            (rrr) "Permitted Acquisitions" shall mean and include any acquisition by the Parent of another Person, provided, that (i) the sole consideration paid by the Parent for such acquisition shall consist of shares of common stock of the Parent, (ii) such acquisition shall be a stock for stock acquisition such that after giving effect thereto, the acquired Person shall be a wholly-owned Subsidiary of the Parent, (iii) at the time of such acquisition and after giving effect thereto, no Default or Event of Default exists under this Agreement, (iv) concurrently with such acquisition, 100% of the shares of capital stock of the acquiree shall be pledged and delivered as collateral for the Senior Debt and such acquiree shall have executed an agreement of joinder hereto assuming all obligations hereunder and under all Debentures, (v) Consolidated Net Worth immediately after giving effect to such acquisition is not less than Consolidated Net Worth immediately preceding such acquisition,
(vi) pro forma EBITDA after giving effect to such acquisition for the 12 month period immediately preceding such acquisition is greater than the actual EBITDA of the Parent for said period without giving effect to such acquisition, and
(vii) in the event the proposed acquiree has Material contingent liabilities (as determined in the sole discretion of the Majority Holders), the Majority Holders shall have given their prior written consent to such acquisition.

            (sss) "Permitted Liens" shall have the definition set out in Section 8.9, hereof;

            (ttt) "PIK Amount" shall have the meaning ascribed to such term in the Debentures.

            (uuu) "Principals" shall have the definition set out in the preamble hereof;

            (vvv) "Prohibited Transaction" shall have the definition for such term set out in Section 4975 of the Internal Revenue Code of 1986, as amended;

            (www) "Publicly Traded" shall mean, with respect to any security, that such security is (i) listed on a domestic securities exchange, (ii) quoted on NASDAQ or (iii) traded in the domestic over-the-counter market, which trades are reported by the National Quotation Bureau, Incorporated;

            (xxx) "Responsible Officer" is defined as any chief financial officer, principal accounting officer, treasurer or comptroller of a Company with responsibility for the administration of the Loan or Warrants, and for purposes of Section 9.1(c), the President or Vice President of the Company;

            (yyy) "Restricted Investments" means all Investments except the following:

            (a) property to be used in the ordinary course of business of a Company;

            (b) current assets arising from the sale or lease of goods and services in the ordinary course of business of a Company;

            (c) Investments existing on the date of the Closing and disclosed in
     Schedule 5.15;

            (d) Investments in United States Governmental Securities, provided that such obligations mature within 365 days from the date of acquisition thereof;

            (e) Investments in certificates of deposit or banker's acceptances issued by an Acceptable Bank, provided that such obligations mature within 365 days from the date of acquisition thereof;

            (f) Investments in commercial paper given the highest rating by a credit rating agency of recognized national standing and maturing not more than 270 days from the date of creation thereof;

            (g) Investments in Repurchase Agreements;

            (h) Investments in tax-exempt obligations of any state of the United States of America, or any municipality of any such state, in each case rated "AA" or better by S&P, "Aa2" or better by Moody's or an equivalent rating by any other credit rating agency of recognized national standing, provided that such obligations mature within 365 days from the date of acquisition thereof;

            (i) loans to officers and employees of a Company made in the ordinary course of business, so long as the outstanding amount of all such loans to all officers or employees of all Companies shall not, in the aggregate, exceed at any time $1,000,000, provided the outstanding amount of all loans to any individual officer and employees shall not exceed at any time $250,000 (it being agreed that for the purposes of this clause (i) of this definition of "Restricted Investments," the aforementioned loans shall not include loans or advances which constitute compensation for the purposes of, and which are otherwise permitted by Section 8.6);

            (j)  Loans for Stock Purchases;

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

            (k)  Permitted Acquisitions; and

            (l) Investments in Person who are either (i) Subsidiaries as of the date of Closing or (ii) either with the consent of the Majority Holders or pursuant to a Permitted Acquisition, Persons who after giving effect to such investments, will be Subsidiaries.

     As used in this definition of "Restricted Investments":

          "Acceptable Bank" means any bank or trust company (i) which is organized under the laws of the United States of America or any State thereof, (ii) which has capital, surplus and undivided profits aggregating at least $250,000,000, and (iii) whose long-term unsecured debt obligations (or the long-term unsecured debt obligations of the bank holding company owning all of the capital stock of such bank or trust company) shall have been given a rating of "A" or better by S&P, or "A2" or better by Moody's.

          "Acceptable Broker-Dealer" means any Person other than a natural person (i) which is registered as a broker or dealer pursuant to the Securities Exchange Act Exchange Act of 1934, as amended, and (ii) whose long-term unsecured debt obligations shall have been given a rating of "A" or better by S&P, "A2" or better by Moody's.

          "Moody's" means Moody's Investors Service, Inc.

          "Repurchase Agreement" means any written agreement

                  (a) that provides for (i) the transfer of one or more United States Governmental Securities in an aggregate principal amount at least equal to the amount of the Transfer Price (defined below) to a Company from an Acceptable Bank or an Acceptable Broker-Dealer against a transfer of funds (the "Transfer Price") by such Company to such Acceptable Bank or Acceptable Broker-Dealer, and (ii) a simultaneous agreement by such Company, in connection with such transfer of funds, to transfer to such Acceptable Bank or Acceptable Broker-Dealer the same or substantially similar United States Governmental Securities for a price not less than the Transfer Price plus a reasonable return thereon at a date certain not later than 365 days after such transfer of funds,

                  (b) in respect of which a Company shall have the right, whether by contract or pursuant to applicable law, to liquidate such agreement upon the occurrence of any default thereunder, and

                  (c) in connection with which a Company, or an agent thereof, shall have taken all action required by applicable law or regulations to perfect a Lien in such United States Governmental Securities.

          "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc.

          "United States Governmental Security" means any direct obligation of, or obligation guaranteed by, the United States of America, or any agency controlled or supervised by or acting as an instrumentality of the United States of America pursuant to authority granted by the Congress of the United States of America, so long as such obligation or guarantee shall have the benefit of the full faith and credit of the United States of America which shall have been pledged pursuant to authority granted by the Congress of the United States of America.

          (zzz) "The Securities Act" is defined as the Securities Act of 1933, as amended;

          (aaaa) "Security" has the meaning set forth in Section 2(a)(1) of the Securities Act;

          (bbbb) "Seller" shall have the definition set out in Recital A hereof;

          (cccc) "Selling Holders" is defined, with respect to a particular offering of securities, as those Holders which have requested their Shares be included in the registration of such offering, according to the terms of Sections 3.1 or 3.2 hereof;

          (dddd) "Senior Debt" shall have the definition set out in Section 1.3 hereof;

          (eeee) "Senior Debt Documents" are defined as the documents from time to time evidencing the Senior Debt or setting out its material terms, and all amendments, renewals and replacements thereof and therefor;

          (ffff) "Senior Debt to Cash Flow Ratio" means, at the date of termination, the ration of (a) all Senior Debt of the Companies at such date to
(b) Adjusted EBITDA for the 12-month period ending on such date.

          (gggg) "Shares" shall have the meaning set forth in Section 2.1 hereof;

          (hhhh) "SBA" is defined as the U.S. Small Business Administration;

          (iiii) "The SBA Act" is defined as the Small Business Investment Act of 1958, as amended;

          (jjjj) "Subsidiaries"shall have the meaning set forth in the initial sentence of this Agreement;

          (kkkk) "Swaps" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of any Loan Document, the amount of the obligation under the Swap shall be the amount reasonably anticipated to be payable by such Person thereunder, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

          (llll) "Total Debt Service Coverage Ratio" means, at the date of determination, the ratio of (a) Adjusted EBITDA minus Capital Expenditures for the 12-month period ending on such date minus taxes imposed on or measured by income or excess profits for the 12-month period ending on such date to (b) Debt Service for the 12-month period ending on such date;

          (mmmm) "Total Interest Charges Coverage Ratio" means, at the date of determination, the ratio of (a) Adjusted EBITDA for the 12-month period ending on such date to (b) Cash Interest Charges for such 12-month period (or if such date is on or prior to the first anniversary of the date of Closing, the period from the date of Closing to such date, on an annualized basis) ending on such date;

          (nnnn) "Transfer" is defined as any transaction in which any Person sells, conveys, leases (as lessor) or otherwise transfers any of its property or any interest therein;

          (oooo) "Warrants" are defined as the Series A, Series B and Series C Warrants collectively, and any additional stock purchase warrants issuable pursuant to paragraph 5(b) of the Series A Warrants, and all modifications, renewals, extensions and replacements thereof and therefor; and

          (pppp) "Working Capital" shall mean, as of the date of any determination, the difference between (a) Current Assets, minus (b) Current Liabilities.

Section 23.2 Rules of Construction. The rule of ejusdem generis shall not be applicable herein to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned. Unless the context otherwise requires:

              (a)  A term has the meaning assigned to it;

              (b)  "Or" is not exclusive;

              (c)  Provisions apply to successive events and transactions;

              (d) "Herein", "Hereof", "Hereto", "Hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision unless otherwise so provided;

              (e) The word "person" shall mean any natural person, partnership, corporation, nation, state, government, union, association, agency, tribunal, board, bureau and any other form of business or legal entity;

              (f) All words or terms used in this Agreement, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender; and

              (g) All financial terms used herein and not capitalized shall have the meaning accorded them under GAAP.



       Remainder of page intentionally left blank; signature pages follow


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

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed as of the date first above written.

Companies:

[Seal]                                       FTI Consulting Inc.

Witness:  /s/ NANCY B. CURRIE                By:  /s/ JACK B. DUNN IV
        --------------------------              -------------------------
        Name: Nancy B. Currie                   Name:   Jack B. Dunn IV
                                                Title:  CEO

                                             Teklicon, Inc.
[Seal]
Witness:  /s/ NANCY B. CURRIE                By:  /s/ JACK B. DUNN IV
        --------------------------              -------------------------
        Name: Nancy B. Currie                   Name:   Jack B. Dunn IV
                                                Title:  CEO

                                             L.W.G., Inc.
[Seal]
Witness:  /s/ NANCY B. CURRIE                By:  /s/ JACK B. DUNN IV
        --------------------------              -------------------------
        Name: Nancy B. Currie                   Name:   Jack B. Dunn IV
                                                Title:  CEO

                                             Klick, Kent & Allen, Inc.
[Seal]
Witness:  /s/ NANCY B. CURRIE                By:  /s/ JACK B. DUNN IV
        --------------------------              -------------------------
        Name: Nancy B. Currie                   Name:   Jack B. Dunn IV
                                                Title:  CEO

                                             Kahn Consulting, Inc.
[Seal]
Witness:  /s/ NANCY B. CURRIE                By:  /s/ JACK B. DUNN IV
        --------------------------              -------------------------
        Name: Nancy B. Currie                   Name:   Jack B. Dunn IV
                                                Title:  CEO

                                             S.E.A., Inc.,
[Seal]
Witness:  /s/ NANCY B. CURRIE                By:  /s/ JACK B. DUNN IV
        --------------------------              -------------------------
        Name: Nancy B. Currie                   Name:   Jack B. Dunn IV
                                                Title:  CEO

                                             RestorTek, Inc.
[Seal]
Witness:  /s/ NANCY B. CURRIE                By:  /s/ JACK B. DUNN IV
        --------------------------              -------------------------
        Name: Nancy B. Currie                   Name:   Jack B. Dunn IV
                                                Title:  CEO

                                             KCI Management Corp.
[Seal]
Witness:  /s/ NANCY B. CURRIE                By:  /s/ JACK B. DUNN IV
        --------------------------              -------------------------
        Name: Nancy B. Currie                   Name:   Jack B. Dunn IV
                                                Title:  CEO

                                             Policano & Manzo, LLC
[Seal]
Witness:  /s/ NANCY B. CURRIE                By:  /s/ JACK B. DUNN IV
        --------------------------              -------------------------
        Name: Nancy B. Currie                   Name:   Jack B. Dunn IV
                                                Title:  Manager
Holders:
                                             Allied Capital Corporation
[Seal]
                                             By:  /s/ SCOTT S. BINDER
                                                -------------------------
                                                Scott S. Binder
                                                Principal

[Seal]                                       Newcourt Commercial Finance Corporation

                                             By:   /s/ JOHN P. SIRICO, II
                                                -------------------------
                                                Name:   John P. Sirico, II
                                                Title:  Vice President

[Seal]                                       Reliastar Financial Corporation

                                             By:   /s/ MARK S. JORDAHL
                                                -------------------------
                                                Name:   Mark S. Jordahl
                                                Title:  Senior Vice President

[Seal]                                       SunTrust Banks, Inc.

                                             By:   /s/ ROBERT L. DUDIAK
                                                -------------------------
                                                Name:   Robert L. Dudiak
                                                Title:  Group Vice President

Principals: with respect only to the provisions contained in Articles 4, 13, 15, 16 and 19 through 23 (inclusive), and Sections 14.1 and 14.3.

Witness:  /s/ NANCY B. CURRIE                /s/ JACK B. DUNN IV
        -------------------------           ----------------------------------
                                             Jack B. Dunn IV, individually

Witness:  /s/ EILEEN CARLSON                 /s/ STEWART KAHN
        -------------------------           ----------------------------------
                                             Stewart Kahn, individually